UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.             )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLUE RIDGE BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

January 20, 2024

Dear Fellow Shareholders:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Blue Ridge Bankshares, Inc. (the “Company”) on March 6, 2024, at 10:00 a.m. Eastern Time. The Company’s Board of Directors has determined that the Special Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Special Meeting online and vote your shares electronically by visiting www.meetnow.global/MV7CU5Q.

At the meeting, you will be asked to consider and vote on the following proposals:

1.

To approve the issuance of shares of the Company’s common stock representing more than 20% of the outstanding shares of the Company’s common stock, including upon the exercise of certain warrants to be issued by the Company, in each case, in a private placement as more fully described in the accompanying proxy statement, in accordance with the requirements of the NYSE American Company Guide (the “Capital Raise Proposal”);

2.

To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000 (the “Articles Amendment Proposal”); and

3.

To adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve the Capital Raise Proposal or the Articles Amendment Proposal (the “Adjournment Proposal”).

Your attention is directed to the proxy statement accompanying this letter for a more complete statement of matters to be considered at the Special Meeting.

You may vote your shares through the Internet, by telephone, by regular mail, or virtually at the Special Meeting.

Your vote is important. Approval of the Capital Raise Proposal requires approval by a majority of votes cast at the Special Meeting, and approval of the Articles Amendment Proposal requires approval by more than two-thirds of the outstanding shares of the Company’s common stock. Our Board of Directors unanimously recommends that you vote “FOR” approval of the Capital Raise Proposal, “FOR” approval of the Articles Amendment Proposal, and “FOR” approval of the Adjournment Proposal.

Please take time to vote now so that your shares are represented at the meeting, whether or not you plan to participate in the Special Meeting. We appreciate your continued support.

Sincerely,

G. William Beale
President and Chief Executive Officer

BLUE RIDGE BANKSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Special Meeting of Shareholders (the “Special Meeting”) of Blue Ridge Bankshares, Inc. (the “Company”) will be held on March 6, 2024, at 10:00 a.m. Eastern Time. The Special Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Special Meeting online and vote your shares electronically by visiting www.meetnow.global/MV7CU5Q.

At the meeting, you will be asked to consider and vote on the following proposals:

1.

To approve the issuance of shares of the Company’s common stock representing more than 20% of the outstanding shares of the Company’s common stock, including upon the exercise of certain warrants to be issued by the Company, in each case, in a private placement as more fully described in the accompanying proxy statement, in accordance with the requirements of the NYSE American Company Guide (the “Capital Raise Proposal”);

2.

To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000 (the “Articles Amendment Proposal”); and

3.

To adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve the Capital Raise Proposal or the Articles Amendment Proposal (the “Adjournment Proposal”).

Only shareholders of record at the close of business on January 16, 2024 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

Neither the Capital Raise Proposal nor the Articles Amendment Proposal will be adopted unless both of such proposals are approved by the shareholders. Our Board of Directors unanimously recommends that you vote “FOR” approval of the Capital Raise Proposal, “FOR” approval of the Articles Amendment Proposal, and “FOR” approval of the Adjournment Proposal.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Special Meeting.

It is important that your shares are represented at the Special Meeting, whether or not you plan to attend the meeting online. Please complete, sign, and date the enclosed proxy card and return it in the envelope provided. You may also vote via the Internet or telephone by following the instructions on the proxy card. If your shares are held through a broker, bank or other custodian, please follow the instructions on the voting instruction card provided by such person.

By Order of the Board of Directors,

Amanda G. Story
Corporate Secretary

January 20, 2024

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: A complete set of proxy materials relating to the Special Meeting is available on the Internet at www.edocumentview.com/BRBS.

BLUE RIDGE BANKSHARES, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

MARCH 6, 2024

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Blue Ridge Bankshares, Inc. (the “Company”) in connection with the Company’s Special Meeting of Shareholders to be held on March 6, 2024 (the “Special Meeting”), at the time and for the purposes set forth in the accompanying Notice of Special Meeting. The Special Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the special meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetnow.global/MV7CU5Q.

The date of this Proxy Statement is January 20, 2024, and it is anticipated that the Company will commence mailing this Proxy Statement and the enclosed proxy card on or about January 24, 2024.

In this Proxy Statement, we use the terms “we,” “us,” “our,” and the “Company” to refer to Blue Ridge Bankshares, Inc. and its subsidiaries on a consolidated basis, unless the context requires otherwise or unless otherwise noted, and we refer to Blue Ridge Bank, National Association, the Company’s bank subsidiary, as the “Bank.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Special Meeting and the proposals to be considered at the meeting. You should carefully read this entire Proxy Statement because the information in this section may not provide all the information that might be important to you in determining how to vote.

Q:	Why am I receiving this document?

A:

We have entered into a securities purchase agreement, dated as of December 21, 2023 (the “Securities Purchase Agreement”), with certain investors, pursuant to which we will issue 60 million shares of the Company’s common stock and warrants to purchase approximately 29.4 million additional shares of the Company’s common stock in a private placement (the “Private Placement”), for gross proceeds of $150 million. For more information about the terms of the Private Placement and the Securities Purchase Agreement, please see “Proposal 1 – Approval of the Capital Raise Proposal” below.

Following closing of the Private Placement, we intend to conduct a rights offering for $20 million that will allow our then shareholders, other than our directors and executive officers, to purchase shares of our common stock at a purchase price of $2.50 per share (the “Rights Offering”).

You are receiving this document because the rules of the NYSE American, the stock exchange on which our common stock is listed, require our shareholders to approve the Private Placement before it can be completed. Further, we currently do not have a sufficient number of authorized and unissued shares of our common stock to complete the Private Placement. Therefore, the Private Placement cannot be completed without shareholder approval of (i) the Private Placement and (ii) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000. We are holding the Special Meeting to vote on these proposals.

The enclosed materials allow you to vote your shares without attending the Special Meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Our Board of Directors has unanimously determined that the Private Placement is in the best interest of our shareholders, approved the Private Placement, and recommends that shareholders vote to approve the Private Placement and the amendment to the Company’s articles of incorporation.

Q:	Why is the Company proposing to issue shares of its common stock in the Private Placement?

A:

The Company and the Bank have an immediate need to raise a significant amount of capital, in consideration of certain business challenges and financial pressures faced by the Company that began in 2022 and continued throughout 2023. Among other things, the Company’s financial performance during the first nine months of 2023 reflects a net loss of $46.0 million due primarily to increases in the Company’s provision for credit losses associated with a portfolio of specialty finance loans, increased regulatory remediation expenses, settlement of the Company’s Employee Stock Ownership Plan litigation, and goodwill impairment charges related to the Company’s stock performance. In addition, the Bank’s primary federal banking regulator, the Office of the Comptroller of the Currency (the “OCC”), has established individual minimum capital ratios (“IMCR”) for the Bank that are higher than those required for capital adequacy purposes generally. The Bank currently does not meet these IMCR directives.

In consideration of the foregoing, our management and Board of Directors have been working closely with financial and legal advisors to evaluate potential alternatives for raising additional capital to implement our business plan, support our business, and meet applicable capital requirements. We approved the Private Placement and entered into the Securities Purchase Agreement to provide needed capital to the Company and the Bank. We plan to use the capital for general corporate purposes and to help propel the Company’s near-term strategic initiatives, which include repositioning business lines and supporting organic growth, and to enhance the Bank’s capital levels, including complying with the IMCR directives.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held on March 6, 2024, at 10:00 a.m. Eastern Time. The Special Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Special Meeting online and vote your shares electronically by visiting www.meetnow.global/MV7CU5Q.

Q:	Who can vote at the Special Meeting?

A:

Only shareholders of record of the Company’s common stock, no par value, at the close of business on January 16, 2024 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on January 16, 2024 was 19,198,379. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Special Meeting.

Q:	What proposals am I voting on at the Special Meeting?

A:	At the Special Meeting, you will be asked to vote on the following proposals:

1.

To approve the issuance of shares of the Company’s common stock representing more than 20% of the outstanding shares of the Company’s common stock, including upon the exercise of certain warrants to be issued by the Company, in each case, in the Private Placement, in accordance with the requirements of the NYSE American Company Guide (the “Capital Raise Proposal”);

2.

To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000 (the “Articles Amendment Proposal”); and

3.

A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve the Capital Raise Proposal or the Articles Amendment Proposal (the “Adjournment Proposal”).

Management knows of no other business to be brought before the Special Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

Q:	How does the Board of Directors recommend that I vote at the Special Meeting?

A:	The Board unanimously recommends that you vote “FOR” approval of the Capital Raise Proposal, “FOR” approval of the Articles Amendment Proposal, and “FOR” approval of the Adjournment Proposal.

Q:	How do I vote?

A:	By mail. You may vote before the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

By the Internet or Telephone. If you are a record holder of the Company’s common stock, you can also appoint the proxies to vote your shares for you by going to the Internet website www.investorvote.com/BRBS or by calling (800) 652-8683. When you are prompted, enter the “control number” printed on the enclosed proxy card, and then follow the instructions provided.

During the Special Meeting. If you are a record holder of the Company’s common stock, you may also cast your vote online during the Special Meeting.

If your shares are held in “street name,” through a broker, bank or other custodian, that entity will send you separate instructions describing the procedure for voting your shares.

Q:	What constitutes a quorum for the Special Meeting?

A:

The presence in person or by proxy of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. If a shareholder holds shares in “street name” through a broker or other custodian, those shares will not be counted for purposes of determining the presence of a quorum unless the broker or other custodian has voted on at least one of the proposals at the Special Meeting.

Q:	What is the vote required to approve each proposal?

A:

The presence of the holders of a majority of the outstanding shares of our common stock, present in person or represented by proxy, is necessary to constitute a quorum. Virtual attendance at the Special Meeting constitutes presence in person for purposes of quorum at the meeting.

Proposal 1 – the Capital Raise Proposal. Assuming there is a proper quorum of shares represented at the Special Meeting, the approval of the Capital Raise Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. If you (1) fail to submit a proxy or vote during the Special Meeting, (2) mark “Abstain” for the Capital Raise Proposal, or (3) fail to instruct your broker or other custodian how to vote with respect to the Capital Raise Proposal, it will have no effect on the outcome of the vote on the proposal.

Proposal 2 – the Articles Amendment Proposal. Assuming there is a proper quorum of shares represented at the Special Meeting, the approval of the Articles Amendment Proposal requires the affirmative vote of more than two-thirds of the outstanding shares of the Company’s common stock. If you (1) fail to submit a proxy or vote during the Special Meeting, (2) mark “Abstain” for the Articles Amendment Proposal, or (3) fail to instruct your broker or other custodian how to vote with respect to the Articles Amendment Proposal, it will have the same effect as a vote “Against” the proposal.

Proposal 3 – the Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of common stock represented in person or by proxy at the Special Meeting, whether or not a quorum is present. If you (1) fail to submit a proxy or vote during the Special Meeting or (2) fail to instruct your broker or other custodian how to vote with respect to the Adjournment Proposal, it will have no effect on the outcome of the vote on the proposal. If you mark “Abstain” for the Adjournment Proposal, it will have the same effect as a vote “Against” the proposal.

Q:	If my shares are held in “street name” by my broker, bank or other custodian, will my broker, bank or other custodian automatically vote my shares for me?

A:

If your shares are held in an account with a broker, bank or other custodian, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is considered the registered shareholder for purposes of voting at the Special Meeting, and you are considered the beneficial owner. As a beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction.

If you own shares that are held in street name, and you do not provide the firm that holds the shares with specific voting instructions, then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election of the Special Meeting that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The Company believes that all proposals to be voted on at the Special Meetings are “non-routine” matters and if the broker, bank or other custodian does not receive instructions from you on how to vote your shares on such matters, that firm does not have the authority to vote on the matters with respect to your shares. If you do not instruct your broker, bank or other custodian how to vote, that firm may not vote your shares with respect to any non-routine proposal. We encourage you to provide voting instructions to any broker, bank or other custodian that holds your shares by carefully following the instructions provided in the notice from such entity.

Check the information forwarded to you by the firm to see which voting methods are available to you. If your shares are held through a broker, bank or other custodian and you wish to revoke your proxy or change your vote, you should contact that organization.

Q:	Can I attend the Special Meeting and vote my shares in person?

A:	The Special Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast.

If you are a record holder of the Company’s common stock, you may attend and participate in the Special Meeting online and cast your vote online during the meeting.

If you hold your shares in “street name,” you must register in advance to attend the Special Meeting virtually on the Internet. To register to attend the Special Meeting, you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to the Company’s transfer agent, Computershare, Inc. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 28, 2024. You will receive a confirmation of your registration by email after Computershare, Inc. receives your registration materials. Requests for registration should be directed to Computershare, Inc. at the following:

By email:	Forward the email from your broker or other custodian, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare, Inc.
Blue Ridge Bankshares, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	Can I change or revoke my vote?

A:

Execution or submission of a proxy will not affect a registered shareholder’s right to attend the Special Meeting via the Internet and vote during the meeting. Any registered shareholder who has executed or submitted a proxy may change or revoke it by attending the Special Meeting via the Internet and voting during the meeting. A registered shareholder may also change or revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted during, any adjourned session of the Special Meeting.

If your shares are held in street name, please follow the instructions delivered with the notice from your broker, bank or other custodian or contact them for instructions on how to change or revoke your vote.

Q:	How will shares represented by my proxy be voted?

A:	Shares represented by proxies will be voted at the Special Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

•

Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated or submitted via the Internet but which do not contain voting instructions will be voted in accordance with the Board’s recommendations set forth above.

•

Abstentions – We will count a properly executed or submitted proxy indicating “Abstain” for purposes of determining whether there is a quorum present at the Special Meeting, but the shares represented by that proxy will not be voted at the Special Meeting.

•

Broker Non-votes – Your broker, bank or other custodian may not vote your shares for you with respect to any of the proposals unless you provide instructions to your broker or other custodian on how to vote them. You should follow the directions provided by your broker or other custodian regarding how to instruct your broker or other custodian to vote your shares. If you do not do this, your broker or other custodian may not vote your shares with respect to any of the proposals.

Q:	Who may solicit proxies on behalf of the Company?

A:

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person, by telephone, email or other electronic means, or by special letter by directors, officers and regular employees of the Company, acting without extra compensation. In addition, the Company has engaged Georgeson LLC to assist it in the distribution and solicitation of proxies for a fee of approximately $35,000, plus reimbursement of certain expenses.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the Private Placement or this Proxy Statement or would like additional copies of this Proxy Statement, please contact Amanda G. Story, the Company’s Corporate Secretary, at 1807 Seminole Trail, Charlottesville, Virginia 22901, or by telephone at (540) 743-6521. You may also obtain more information about the Private Placement and the proxy materials by contacting Georgeson LLC, the Company’s proxy solicitor, by calling or by writing to:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

888-355-6083

PROPOSAL 1 – APPROVAL OF THE CAPITAL RAISE PROPOSAL

The following summary descriptions of the terms of the Private Placement and the reasons for contemplating the Private Placement are included for informational purposes in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

At the Special Meeting, our shareholders will be asked to approve the Capital Raise Proposal so that we can obtain $150 million in additional capital through the issuance of shares of our common stock and warrants exercisable into shares of our common stock in the Private Placement. Pursuant to the rules of the NYSE American, the stock exchange on which our common stock is listed, we cannot complete the Private Placement without the prior approval of our shareholders.

In addition, the completion of the Private Placement is subject to shareholder approval of Proposal 2, the Articles Amendment Proposal, in order for us to have a sufficient number of authorized shares to issue to investors in the Private Placement. As such, the approval of the Capital Raise Proposal is conditioned on shareholder approval of the Articles Amendment Proposal, so shareholders who wish to approve the Capital Raise Proposal should also approve the Articles Amendment Proposal.

After careful consideration, our Board of Directors unanimously approved, and recommends that shareholders approve, the issuance of shares of our common stock and warrants exercisable into shares of our common stock and the other related transactions contemplated by the Private Placement.

Background of the Private Placement

During the second half of 2023, management and the Company’s Board of Directors have worked closely with financial and legal advisors to evaluate potential alternatives for raising additional capital to implement our business plan, support our business, and meet applicable capital requirements. This evaluation included possibly selling common or preferred stock in public or private offerings, issuing debt or subordinated debt and/or warrants, disposing of assets, trading deposits or loans, and considering other strategic alternatives. Management and the Board initiated this review because of the impact of certain business challenges and financial pressures faced by the Company that began in 2022 and continued throughout 2023, some of which are described below. The Board of Directors believes that in consideration of these challenges and continuing financial pressures, the Company has an immediate need to raise a significant amount of capital and strengthen its balance sheet that can only be accomplished through the Private Placement.

Written Agreement with the OCC. On August 29, 2022, the Bank entered into a formal written agreement (the “Written Agreement”) with the OCC. The Written Agreement principally concerns our financial technology (“fintech”) line of business and requires the Bank to continue enhancing its controls for assessing and managing the third-party, Bank Secrecy Act/Anti-Money Laundering, and information technology risks stemming from its fintech partnerships. A complete copy of the Written Agreement was filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 1, 2022. We have incurred costs for professional services and staff augmentation related to regulatory remediation efforts in connection with the Written Agreement of $7.3 million for the nine months ended September 30, 2023 and $7.4 million for the year ended December 31, 2022. While we are actively working to bring our fintech policies, procedures, and operations into conformity with OCC directives, many aspects of the Written Agreement require considerable time for completion, implementation, validation, and sustainability, and such efforts have and will continue to require considerable expenditures.

Heightened Capital Requirements. Banks and bank holding companies are subject to various regulatory capital requirements administered by the federal banking agencies, including capital adequacy guidelines and a framework for prompt corrective action as set forth in federal laws and regulations governing banks and bank holding companies. The OCC has notified the Bank of the OCC’s decision to establish IMCR requirements for the Bank that are higher than those required for capital adequacy purposes generally. Specifically, the Bank is required to maintain a leverage ratio of 10.00% and a total capital ratio of 13.00%. As of September 30, 2023, the Bank did not meet these IMCR directives. Management and our Board of Directors have been exploring and evaluating alternatives to raise additional capital, and have approved the Private Placement, in large part to comply with these IMCR directives.

Asset Quality. As of September 30, 2023, the Company’s nonperforming loans were $81.8 million, or 3.34% of total loans held for investment, including a group of specialty finance loans totaling $48.2 million. The Company’s allowance for credit losses (“ACL”) as of September 30, 2023 includes $21.8 million of specific reserves for this group of loans. While management believes that the ACL was adequate as of September 30, 2023 and that the credit deterioration of this group of loans is an isolated event within the Company’s loan portfolio, there can be no assurance that the Company will not experience further deterioration within this group of loans or other increases in nonperforming loans in the future. These specialty finance loans are of higher risk than other types of loans originated by the Company, due to the nature of the collateral, and as such, the Company’s ability to pursue collections could be delayed or protracted.

In consideration of the Company’s asset quality, the Securities Purchase Agreement includes provisions requiring the Company to adopt an asset resolution plan pursuant to which the Company will accelerate its work-out strategy with respect to certain work-out assets to be identified. Please see “Terms of the Private Placement” below.

Reasons for the Private Placement

On December 21, 2023, management recommended, and the Board unanimously approved, the Private Placement and the Company’s entrance into the Securities Purchase Agreement in order to take steps towards complying with the OCC’s IMCR directive to enhance capital levels of the Bank and to bolster the Company’s balance sheet through the issuance of the Company’s common stock.

If the Private Placement is approved and the proposed transactions are consummated, the Company expects to receive $150 million in gross proceeds from the Private Placement, excluding funds that may be received upon the exercise of the warrants to be issued in the Private Placement. The funds received from the Private Placement will be used for general corporate purposes and to help propel the Company’s near-term strategic initiatives, which include repositioning business lines and supporting organic growth. The Company expects that the Private Placement will provide the Company with adequate capital to serve as a source of strength for the Bank and that the Bank will comply with the OCC’s IMCR directives.

In consideration of the foregoing, our Board of Directors considered the terms of the Private Placement and the Securities Purchase Agreement alongside its evaluation of additional efforts to raise capital or pursue other strategic alternatives, and the likelihood of success and timing related to those efforts in view of the IMCR directives, and determined that the other options were not as attractive or viable as the Private Placement and that it is in the best interest of the Company’s shareholders to proceed with the Private Placement.

If our shareholders do not approve the Capital Raise Proposal and the Articles Amendment Proposal or we are otherwise unable to complete the Private Placement, we would not be able to raise the capital needed to enhance our capital levels and support our business, which could materially and adversely affect our business, financial results, and prospects.

Reasons Against the Private Placement

The issuance of shares of our common stock under the terms of the Securities Purchase Agreement will result in substantial dilution to existing common shareholders and a significant reduction in the percentage interests of the existing common shareholders in the voting power and in the future earnings per share of their common stock. The sale or resale of these securities could also cause the market price of the common stock to decline. Assuming that the Private Placement is consummated, current common shareholders will own approximately 24.3% of the issued and outstanding common stock (approximately 17.7% giving effect to exercise of warrants and resulting issuances of common stock). For additional information regarding the dilutive effect of the Private Placement, please see “—Pro Forma Financial Information” below.

The Board has weighed the reasons for and against the Private Placement and has determined that the reasons in favor of the Private Placement outweigh the reasons against it.

Terms of the Private Placement

On December 21, 2023, we entered into the Securities Purchase Agreement with Kenneth R. Lehman (“Mr. Lehman”), Castle Creek Capital Partners VIII, L.P. (“Castle Creek”), other institutional investors and certain of our directors and executive officers (each, a “Purchaser” and collectively, the “Purchasers”) pursuant to which we agreed to issue and sell to the Purchasers (i) 60,000,000 shares of our common stock at a purchase price of $2.50 per share (the “Placement Shares”) and (ii) warrants to purchase 29,369,000 shares of our common stock (the “Warrant Shares”) at an exercise price of $2.50 per share (the “Warrants”) in the Private Placement. Pursuant to the Securities Purchase Agreement, no director or executive officer of the Company will receive Warrants. Subject to closing conditions, including shareholder approval at the Special Meeting, the Private Placement is expected to close in March 2024.

In connection with the Private Placement, a shareholder of the Company, Richard T. Spurzem, is entitled to exercise contractual gross-up rights to acquire equity securities of the Company pursuant to certain stock purchase agreements, by and between the Company and Mr. Spurzem, dated December 31, 2014 and March 17, 2015, respectively. Those agreements afford Mr. Spurzem the opportunity to acquire from the Company, for the same price (net of any underwriting discounts or sales commissions) and on the same terms as the Securities Purchase Agreement, up to an amount of shares of our common stock and Warrants to enable him to maintain his proportionate common stock interest in the Company immediately prior to the Private Placement. For purposes of the Capital Raise Proposal, the terms “Private Placement,” “Placement Shares,” “Warrants” and “Warrant Shares” also include the issuance of additional shares of our common stock and warrants exercisable into shares of our common stock, if any, to Richard T. Spurzem pursuant to his exercise of these contractual rights.

The following descriptions of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement (as such term is defined below) do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Securities Purchase Agreement, a copy of which is attached to this Proxy Statement as Appendix A and the form of Warrant and the form of Registration Rights Agreement included as exhibits therein.

Securities Purchase Agreement. The obligations of the Company and the Purchasers to consummate the Private Placement pursuant to the Securities Purchase Agreement are subject to the satisfaction or waiver of certain closing conditions, including (i) approval of the Capital Raise Proposal and Articles Amendment Proposal by our shareholders at the Special Meeting, (ii) receipt by Mr. Lehman and Castle Creek of any required bank regulatory approvals, waivers or non-objections, (iii) the Placement Shares and Warrant Shares having been authorized for listing on the NYSE American market, (iv) the Purchasers having remitted an aggregate of at least $130.0 million in funds (including at least $3.1 million by directors and executive officers of the Company) at closing, and (v) the Bank’s compliance with certain minimum capital requirements.

Until the completion of the Private Placement, we have agreed to operate our business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of our officers, employees, consultants and agents, preserve our rights and permits issued by governmental authorities, preserve our current relationships with material customers and others with whom we have and intend to maintain significant relations and maintain all of our operating assets in their current condition (normal wear and tear excepted). In addition, we generally have agreed not to, directly or indirectly (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the capital stock or other ownership interests of the Company (other than in connection with the Private Placement), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of such a transaction, (iii) furnish any information concerning the business, operations, properties or assets of the Company in connection with such a transaction or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

Effective as of the closing of the Private Placement, Castle Creek will be entitled to designate two individuals to be appointed to the Company’s and the Bank’s boards of directors. This right will continue for as long as Castle Creek, together with its respective affiliates, owns, in the aggregate, 9.9% or more of the outstanding shares of our common stock. In the event that Castle Creek’s ownership falls below 9.9%, but is at least 4.9%, of the outstanding shares of our common stock, Castle Creek’s board designation rights will continue with respect to one board representative member. In the event Castle Creek’s ownership falls below either of the foregoing thresholds, its rights to designate such board representatives automatically will be assigned to Mr. Lehman, provided that he then holds the required ownership levels. In addition, Mr. Lehman may, but is not required to, designate an additional individual to be appointed to the Company’s and the Bank’s boards of directors for as long as he owns at least 4.9% of the outstanding shares of our common stock. In connection with the Company’s annual meeting of shareholders first following the closing of the Private Placement, the Company will take appropriate actions to reduce the size of the Company’s and the Bank’s boards of directors to 12 members, including Castle Creek’s two representatives above, or 13 members, if Mr. Lehman also exercises his right to designate a board member.

Following the closing of the Private Placement, the Company will work with the lead investors to identify specific work-out assets and develop and adopt a mutually agreeable asset resolution plan pursuant to which the Company will accelerate its work-out strategy with respect to those identified assets. The Company will not be required to accelerate its work-out strategy to a degree that would result in an immediate pre-tax charge that exceeds $30 million.

In addition, any Purchaser who owns at least 9.9% of our outstanding common stock will receive gross-up rights to acquire any equity or equity-linked securities (with certain exceptions) offered by the Company in the future to enable such Purchaser to maintain proportionate common stock interest in the Company as immediately prior to such issuance.

The Securities Purchase Agreement may be terminated, and the Private Placement abandoned, by either the Company or any Purchaser (with respect to itself only) if the Private Placement as not been consummated on or prior to April 19, 2024.

The Securities Purchase Agreement may be amended by an instrument in writing signed by the Company and the Purchasers of at least a majority in interest of securities still held by Purchasers. A party to the Securities Purchase Agreement may waive any provision of the Securities Purchase Agreement by an instrument in writing signed by such party.

Certain exhibits and schedules to the Securities Purchase Agreement have been omitted from Appendix A. In addition, the representations, warranties and covenants of the Company set forth in the Securities Purchase Agreement were made for purposes of the Securities Purchase Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made by the parties for the purposes of allocating contractual risk between the Company and the Purchasers when negotiating the terms of the Securities Purchase Agreement. Certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders. In addition, such representations and warranties, unless otherwise specified therein, were made only as of the date of the Securities Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Warrants. Pursuant to the Securities Purchase Agreement, at the closing of the Private Placement, we will issue the Warrants to the Purchasers other than directors and executive officers of the Company. The Warrants are exercisable at any time after issuance, in whole or in part, until the fifth anniversary of the date of issuance of the Warrants. Holders may exercise their Warrants by paying the exercise price in immediately available funds to us or, in certain circumstances, through a “cashless exercise” whereby the holder forfeits some shares of common stock under the Warrant in lieu of paying the exercise price. Upon exercise, we promptly will deliver shares of our common stock to the Warrant holder.

The Warrants contain certain anti-dilution and price protection provisions pursuant to which the exercise price and number of Warrant Shares may be adjusted upon certain events, including stock dividends and splits, distributions, or subsequent equity sales.

Registration Rights Agreement. At the closing of the Private Placement, the Company and the Purchasers will enter into a registration rights agreement, the form of which is attached to the Securities Purchase Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to register for resale the Placement Shares and the Warrant Shares (collectively, the “Registrable Securities”). We also have agreed to file a registration statement registering the Registrable Securities for resale by the Purchasers no later than 30 days following the closing date of the Private Placement, and to cause such registration statement to be declared effective by the SEC and to keep such registration statement effective until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the holders thereof and (ii) the date on which all Placement Shares and Warrant Shares cease to be Registrable Securities.

If the Company fails to file the registration statement or have it declared effective by certain deadlines, if the registration statement ceases to remain effective, subject to specified grace periods, or if we fail to satisfy the current public information requirement of Rule 144(c)(1) under the Securities Act of 1933, as amended, then we are required to pay monthly liquidated damages to each holder of Registrable Securities in an amount of 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by such holder, subject to certain caps and limitations.

Director and Officer Participation

Certain of our directors and executive officers have agreed to purchase an aggregate of 1,262,000 shares of our common stock in the Private Placement at a purchase price of $2.50 per share. Unlike other investors in the Private Placement, our directors and executive officers will not receive Warrants in connection with the Private Placement. Because our directors and executive officers are participating in the Private Placement, they will not participate in the Rights Offering, described below.

Rights Offering

Following closing of the Private Placement, we intend to conduct the Rights Offering, pursuant to which our then shareholders, other than our directors and executive officers, will have the opportunity to purchase shares of our common stock at a $2.50 purchase price per share.

Reasons for Seeking Shareholder Approval

Our common stock is listed on the NYSE American market, and we are subject to Section 713(a) of the NYSE American Company Guide, which requires us to obtain shareholder approval prior to the sale, issuance, or potential issuance of common stock (or securities convertible into common stock), other than a public offering, equal to 20% or more of our presently outstanding common stock for less than the greater of book or market value of the stock. In addition, Section 713(b) of the NYSE American Company Guide requires shareholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. In addition, Section 711 of the NYSE American Company Guide requires shareholder approval of a sale of common stock to directors and executive officers for less than the market price of our common stock.

Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell 60,000,000 shares of our common stock at a purchase price of $2.50 per share and Warrants to purchase 29,369,000 shares of our common stock at an exercise price of $2.50 per share in the Private Placement.

In addition, in connection with the Private Placement, Richard T. Spurzem is entitled to exercise contractual gross-up rights to acquire equity securities of the Company pursuant to certain stock purchase agreements, by and between the Company and Mr. Spurzem, dated December 31, 2014 and March 17, 2015, respectively. Those agreements afford Mr. Spurzem the opportunity to acquire from the Company, for the same price (net of any underwriting discounts or sales commissions) and on the same terms as the Securities Purchase Agreement, up to an amount of shares of our common stock and Warrants to enable him to maintain his proportionate common stock interest in the Company immediately prior to the Private Placement. For purposes of the Capital Raise Proposal, any issuance of additional shares of our common stock and warrants exercisable into shares of our common stock to Richard T. Spurzem pursuant to his exercise of these contractual rights is included in and forms a part of the Private Placement for which we are requesting shareholder approval in the Capital Raise Proposal.

As of the close of business on December 21, 2023, the date of the Securities Purchase Agreement, the Company had 19,217,291 shares of common stock issued and outstanding, and the closing per share market price of our common stock was $3.54. The number of shares of our common stock to be issued pursuant to the Securities Purchase Agreement is more than 20% of our presently outstanding common stock and will be issued for a price that is less than book value and market value of our common stock. In addition, such issuance may be deemed to result in a “change of control” as determined under the NYSE American Company Guide.

In order to satisfy the requirements of the NYSE American Company Guide, including Sections 711, 713(a) and 713(b) thereof, we are asking shareholders to approve the issuance of shares of common stock and Warrants in the Private Placement, as described herein.

Pro Forma Financial Information

The following unaudited pro forma financial information of the Company for the fiscal year ended December 31, 2022 and the nine months ended September 30, 2023 show the effects of the Private Placement. The unaudited pro forma consolidated balance sheet and the unaudited pro forma capital ratios of the Bank are presented as if the Private Placement had occurred on September 30, 2023. The unaudited pro forma consolidated statements of operations, including earnings per share information, are presented as if the Private Placement had occurred on January 1, 2022.

The pro forma financial data below may change materially based on the timing and utilization of the proceeds as well as certain other factors including the likelihood and timing of any Warrant exercises. Accordingly, we can provide no assurance that the pro forma scenarios included in the following unaudited pro forma financial data will ever be achieved. We have included the following unaudited pro forma consolidated financial data solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the Capital Raise Proposal and the Articles Amendment Proposal.

Blue Ridge Bankshares, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

	As of September 30, 2023

(Dollars in thousands)	As Reported	Adjustments		As Adjusted
ASSETS
Cash and due from banks	$238,573	$210,946	A	$449,519
Federal funds sold	2,584	—		2,584
Securities available for sale, at fair value	313,930	—		313,930
Restricted equity investments	16,006	—		16,006
Other equity investments	22,061	—		22,061
Other investments	28,453	—		28,453
Loans held for sale	69,640	—		69,640
Paycheck Protection Program loans, net of deferred fees and costs	6,414	—		6,414
Loans held for investment, net of deferred fees and costs	2,439,956	—		2,439,956
Less: allowance for credit losses	(49,631)	—		(49,631)

Loans held for investment, net	2,390,325	—		2,390,325
Accrued interest receivable	16,387	—		16,387
Premises and equipment, net	22,506	—		22,506
Right-of-use assets	9,100	—		9,100
Bank owned life insurance	48,136	—		48,136
Other intangible assets	5,520	—		5,520
Mortgage servicing rights, net	29,139	—		29,139
Deferred tax asset, net	13,237	—		13,237
Other assets	30,702	—		30,702

Total assets	$3,262,713	$210,946		$3,473,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$572,969	$—		$572,969
Interest-bearing demand and money market deposits	1,350,601	—		1,350,601
Savings	124,321	—		124,321
Time deposits	728,260	—		728,260

Total deposits	2,776,151	—		2,776,151

FHLB borrowings	150,000	—		150,000
FRB borrowings	65,000	—		65,000
Subordinated notes, net	39,871	—		39,871
Lease liabilities	10,015	—		10,015
Other liabilities	38,839	—		38,839

Total liabilities	3,079,876	—		3,079,876

Commitments and contingencies
Stockholders’ Equity:
Common stock, no par value	197,445	210,946	A	408,391
Additional paid-in capital	252	—		252
Retained earnings	38,916	—		38,916
Accumulated other comprehensive loss, net of tax	(53,776)	—		(53,776)

Total stockholders’ equity	182,837	210,946		393,783

Total liabilities and stockholders’ equity	$3,262,713	$210,946		$3,473,659

A - Assumes net proceeds of $211.0 million from the issuance of 60.0 million shares of common stock and the immediate cash exercise of all issued Warrants for an additional 29.4 million shares of common stock issued less estimated issuance costs of approximately $12.5 million as of the balance sheet date.

Blue Ridge Bankshares, Inc.

Unaudited Pro Forma Consolidated Statements of Operations

	For the year ended December 31, 2022
(Dollars in thousands, except per share data)	As Reported	Adjustments		As Adjusted
Interest income	$121,652	$3,551	A	$125,203
Interest expense	17,085	—		17,085

Net interest income	104,567	3,551		108,118

Provision for loan losses	25,687	—		25,687

Net interest income after provision for loan losses	78,880	3,551		82,431

Noninterest income	48,092	—		48,092
Noninterest expense	104,776	—		104,776

Income from continuing operations before income tax expense	22,196	3,551		25,747
Income tax expense	5,199	746	B	5,945

Net income from continuing operations	$16,997	$2,805		$19,802

Income from discontinued operations	426	—		426
Income tax expense	89	—		89

Net income from discontinued operations	337	—		337

Net income	$17,334	$2,805		$20,139
Net income from discontinued operations attributable to noncontrolling interest	(1)	—		(1)

Net income attributable to Blue Ridge Bankshares, Inc.	$17,333	$2,805		$20,138

Net income available to common stockholders	$17,333	$2,805		$20,138

Basic and diluted earnings per share from continuing operations	$0.90			$0.18

	For the nine months ended September 30, 2023
(Dollars in thousands, except per share data)	As Reported	Adjustments		As Adjusted
Interest income	$125,835	$7,787	A	$133,622
Interest expense	54,557	—		54,557

Net interest income	71,278	7,787		79,065

Provision for credit losses	19,553	—		19,553

Net interest income after provision for credit losses	51,725	7,787		59,512

Noninterest income	24,434	—		24,434
Noninterest expense	127,520	—		127,520

(Loss) income before income tax expense	(51,361)	7,787		(43,574)
Income tax (benefit) expense	(5,347)	1,635	B	(3,712)

Net (loss) income	$(46,014)	$6,152		$(39,862)

Net (loss) income available to common stockholders	$(46,014)	$6,152		$(39,862)

Basic and diluted loss per share	$(2.43)			$(0.37)

A - Assumes net proceeds from Private Placement is initially invested in federal funds sold effective at the beginning of the periods presented. Monthly federal funds rates for the 2022 period range from approximately 0.1% to 4.1% per annum. Monthly federal funds rates for the 2023 period range from approximately 4.3% to 5.3% per annum. Subsequent redeployment of the net proceeds is anticipated, but the manner and timing of such is uncertain.

B - Assumes an effective income tax rate of 21.0%.

Blue Ridge Bankshares, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

For the Year Ended December 31, 2022 and the Nine Months Ended September 30, 2023

Note 1. General

These unaudited pro forma financial statements assume (i) the sale of $150 million of common stock in the Private Placement, (ii) the immediate cash exercise of all Warrants issued in the Private Placement and (iii) that Mr. Spurzem does not exercise his contractual gross-up rights to purchase all or part of approximately 6,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock.

The statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as amended, and September 30, 2023.

Note 2. Earnings Per Share

The following tables present the as reported and as adjusted weighted average number of shares used in computing earnings per share and the effect on the weighted average number of shares of potential dilutive common stock.

	For the year ended December 31, 2022
(Dollars in thousands, except per share data)	As Reported	Adjustments		As Adjusted
Weighted average common shares outstanding, basic	18,811,484	89,369,000	A	108,180,484
Effect of dilutive securities	13,134	—		13,134

Weighted average common shares outstanding, dilutive	18,824,618	89,369,000		108,193,618

Net income:
Net income from continuing operations	$16,997	$2,805		$19,802
Net income from discontinued operations	337	—		337
Net income from discontinued operations attributable to noncontrolling interest	(1)	—		(1)

Net income attributable to Blue Ridge Bankshares, Inc.	$17,333	$2,805		$20,138

Basic and diluted earnings per share:
Earnings per share from continuing operations	$0.90			$0.18
Earnings per share from discontinued operations	0.02			0.02

Earnings per share attributable to Blue Ridge Bankshares, Inc.	$0.92			$0.20

	For the nine months ended September 30, 2023
(Dollars in thousands, except per share data)	As Reported	Adjustments		As Adjusted
Weighted average common shares outstanding, basic and dilutive	18,907,921	89,369,000	A	108,276,921

Net (loss) income	$(46,014)	$6,152		$(39,862)

Basic and diluted loss per share	$(2.43)			$(0.37)

A - Assumes the issuance of 60.0 million shares of common stock and the immediate cash exercise of all issued Warrants for an additional 29.4 million shares of common stock issued at the beginning of the periods presented.

Note 3. Minimum Regulatory Capital Requirements

The following table presents the capital and capital ratios of the Bank as reported and as adjusted as of the date presented.

	September 30, 2023
	As Reported		As Adjusted (A)
(Dollars in thousands)	Amount	Ratio	Amount	Ratio
Total risk based capital
(To risk-weighted assets)
Blue Ridge Bank, N.A.	$284,407	10.44%	$384,407	14.11%
Tier 1 capital
(To risk-weighted assets)
Blue Ridge Bank, N.A.	$250,210	9.18%	$350,210	12.85%
Common equity tier 1 capital
(To risk-weighted assets)
Blue Ridge Bank, N.A.	$250,210	9.18%	$350,210	12.85%
Tier 1 leverage
(To average assets)
Blue Ridge Bank, N.A.	$250,210	7.63%	$350,210	10.68%

A - Assumes $100.0 million received by the Company from the Private Placement is initially contributed as tier 1 capital to the Bank as of the date presented.

Dilution Table*

	Number of Shares	Percent of Beneficial Ownership After Stock Issuance
Shares of Common Stock issued and outstanding as of December 21, 2023	19,217,291	17.7%
Shares of Common Stock issuable to the Purchasers	60,000,000	55.3%
Shares of Common Stock underlying Warrants issuable to Purchasers	29,369,000	27.0%

Total	108,856,291	100.0%

*

This table assumes (i) the sale of $150 million of common stock in the Private Placement and (ii) Mr. Spurzem does not exercise his contractual gross-up rights to purchase all or part of approximately 6,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock.

If the Warrants are exercised at any time when the exercise price is less than the tangible book value of the shares of common stock received, the exercise will be dilutive to the tangible book value of the then existing common shareholders. Based on the tangible book value per share of our common stock at September 30, 2023 and an exercise price of $2.50 per share, the exercise of these Warrants would be dilutive to our tangible book value if the Warrants were exercised immediately. The amount of dilution, however, will depend on the number of shares of common stock issued upon the exercise of the Warrants and the amount of the difference between the exercise price and the book value of the common stock at such time.

Appraisal or Dissenters’ Rights

Under the VSCA, shareholders are not entitled to appraisal or dissenters’ rights with respect to the Capital Raise Proposal.

Shareholder Vote Required

Assuming there is a proper quorum of shares represented at the Special Meeting, the approval of the Capital Raise Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions will not count as votes cast on the proposal, and, accordingly, will have no effect on the outcome of the vote on the Capital Raise Proposal. Failures to vote and broker non-votes (if any) will have no effect on the outcome of the vote on such proposal.

The Board of Directors recommends that shareholders vote “FOR” approval of the Capital Raise Proposal.

PROPOSAL 2 – APPROVAL OF THE ARTICLES AMENDMENT PROPOSAL

We are currently authorized by our articles of incorporation to issue up to 50,000,000 shares of our common stock. As of December 21, 2023, we had 19,217,291 shares of our common stock issued and outstanding and 3,549,356 shares reserved for future issuance under the Company’s equity compensation plans, including for outstanding options. Pursuant to the Securities Purchase Agreement, we have agreed to issue 60,000,000 shares of common stock and Warrants to purchase an additional 29,369,000 shares of common stock upon completion of the Private Placement. Accordingly, we currently do not have a sufficient number of authorized and unissued shares of common stock to complete the Private Placement. Therefore, the Private Placement cannot be completed without the approval of the Articles Amendment Proposal.

In addition, the completion of the Private Placement is subject to shareholder approval of Proposal 1, the Capital Raise Proposal. As such, the approval of the Articles Amendment Proposal is conditioned on shareholder approval of the Capital Raise Proposal, so shareholders who wish to approve the Articles Amendment Proposal should also approve the Capital Raise Proposal.

After careful consideration, our Board of Directors unanimously approved, and recommends that shareholders approve, an amendment to the Company’s articles of incorporation to increase the number of shares of common stock that we are authorized to issue from 50,000,000 to 150,000,000.

The Articles Amendment

On December 21, 2023, and in connection with approving the Private Placement, our Board of Directors authorized and approved an amendment to our articles of incorporation to increase the number of shares of common stock that we are authorized to issue from 50,000,000 to 150,000,000 (the “Amendment”). The Amendment is subject to approval by our shareholders. The Board of Directors has recommended that our shareholders approve the Amendment and, therefore, we are asking shareholders to approve the Articles Amendment Proposal at the Special Meeting.

The Amendment, if approved, would amend Article II of the Company’s articles of incorporation. The complete text of the Amendment is set forth below. Except as provided below, Article II of the Company’s articles of incorporation would remain unchanged by this amendment. The relative rights of the holders of common stock under the articles of incorporation would also remain unchanged. Subsection A of Section 1 of Article II of the articles of incorporation, as amended by the proposed Amendment, is set forth below:

A. The Corporation is authorized to issue one hundred fifty million (150,000,000) shares of capital common stock with no stated par value.

If the Articles Amendment Proposal is approved by the shareholders, and the Capital Raise Proposal is also approved by shareholders at the Special Meeting, then the Amendment will be filed and become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Special Meeting or any adjournment thereof subject to such shareholder approval.

Why We are Seeking Shareholder Approval

As required by the laws of our jurisdiction of incorporation, Virginia, our Board of Directors must approve any amendment to our articles of incorporation that increases the number of authorized shares of our common stock and submit such amendment to shareholders for their approval. The affirmative vote of more than two-thirds of the outstanding shares of our common stock is required to approve the Articles Amendment Proposal under our articles of incorporation, as amended, and Virginia law.

In light of certain business challenges and financial pressures faced by the Company as described elsewhere in this Proxy Statement, our Board of Directors has approved the issuance of additional capital in the Private Placement. The Articles Amendment Proposal must be approved in order for the Company to complete the Private Placement.

We believe that the proposed Amendment is in the best interest of our shareholders because it will allow us to complete the Private Placement and the Rights Offering and maintain flexibility to use capital stock for business and financial purposes in the future, including additional capital raising transactions, stock dividends, other stock splits and other distributions, and in connection with equity-based benefit plans.

The following table summarizes the shares of common stock issued and outstanding as of December 21, 2023, reserved for issuance under the Company’s equity compensation plans, and issuable in the Private Placement and the Rights Offering. The table also shows the impact of the Amendment, the Private Placement and the Rights Offering on the number of authorized but unissued shares of the Company’s common stock, assuming (i) all actions contemplated by such proposals were completed as of December 21, 2023, (ii) the sale of $150 million of common stock in the Private Placement and (iii) Mr. Spurzem does not exercise his contractual gross-up rights to purchase all or part of approximately 6,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock.

	As of December 21, 2023 (actual)	Upon Completion of the Amendment, the Private Placement and the Rights Offering (pro forma)
Shares of common stock authorized	50,000,000	150,000,000
Shares of common stock issued and outstanding as of December 21, 2023	19,217,291	19,217,291
Shares of common stock reserved for issuance under the Company’s equity compensation plans, including for outstanding stock options	3,549,356	3,549,356
Shares of common stock expected to be issued in the Private Placement and reserved for issuance under Warrants	—	89,369,000
Shares of common stock expected to be issued in the Rights Offering	—	8,000,000
Shares of common stock available for future issuance	27,233,353	29,864,353

Possible Effects on Holders of Common Stock and Board Consideration

If the Articles Amendment Proposal is approved by our shareholders, we will be authorized to issue up to 150,000,000 shares of common stock. The newly authorized shares will constitute additional shares of the existing class of the Company’s common stock and, if and when issued, will have the same rights and privileges as the shares currently authorized, including the right to one vote per share and to participate in dividends when and to the extent declared and paid. As is the case with the Company’s currently authorized but unissued shares of common stock, however, adoption of this proposal would permit our Board of Directors to issue additional shares in the future without further approval of our shareholders unless otherwise required by applicable law, regulation or stock exchange rule or our articles of incorporation.

As discussed above, we are seeking shareholder approval of the Articles Amendment Proposal in order for us to have a sufficient number of authorized shares to issue to investors in the Private Placement. Our existing shareholders generally will experience substantial dilution of their ownership interests if and when additional shares of common stock are issued in the Private Placement, and may experience substantial dilution of their ownership interests if additional shares of common stock are otherwise issued by the Company. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Company. The sale or resale of the additional securities could also cause the market price of the common stock to decline. For additional information regarding the dilutive effect the implementation of this proposal could have on your interests, please see “Proposal 1 – Approval of the Capital Raise Proposal – Pro Forma Financial Information.”

As of the date of this Proxy Statement, other than as disclosed herein, the Company has no present plans, agreements, understandings or commitments to issue additional shares of common stock, except for shares required or permitted to be issued under our equity compensation plans, employee stock ownership plan, dividend reinvestment and stock purchase plan, or similar plans that it may implement in the future.

As is the case with the Company’s currently authorized but unissued shares of common stock, the additional shares authorized by the Amendment may be issued from time to time upon the authorization by the Board at such times, to such persons and for such consideration as the Board may determine in its discretion and generally without further approval by shareholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule or our articles of incorporation. Authorized but unissued shares may be used for various purposes, including paying stock dividends or effecting stock splits, raising capital, providing equity incentives to directors and employees to attract and retain talented personnel, expanding our business through acquisitions or other strategic transactions and other proper corporate purposes. If the Company issues additional shares of its common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock, our existing shareholders would experience further dilution of earnings per share and percentage ownership and, depending on the price realized, book value per share. For example, the Company may sell authorized but unissued shares of common stock (or warrants to purchase shares of common stock) at a price less than fair market value or book value, provided that the issuance is less than 20% of the outstanding shares of common stock, without shareholder approval. However, the Company would only do so if it believed that it was in the best interest of the shareholders.

The increase in the number of issued shares of common stock in connection with potential financings may also have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company, as more fully discussed below.

The Board considered the possible negative impact the increase in the number of authorized shares of common stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in capital needed to enhance our capital levels and support our business, which would put the Company in a better financial position and comply with the OCC’s IMCR directives.

Possible Anti-Takeover Effects

The proposed Amendment is not intended as an anti-takeover provision, and we do not intend to use it for such purposes. However, the Amendment could discourage or adversely affect the ability of third parties to effect a change in control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in our best interests or in the best interests of shareholders. The ability of the Board to cause us to issue substantial amounts of common stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules or our articles of incorporation, upon such terms and conditions as the Board may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to a change in control of the Company or to dilute the stock ownership of holders of common stock seeking to obtain control of the Company. The issuance of common stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. For further discussion of the anti-takeover provisions under the Virginia Stock Corporation Act (“VSCA”) and the Company’s articles of incorporation and bylaws, see “Description of Capital Stock of the Company – Anti-takeover Provisions of the Company’s Articles of Incorporation, Bylaws and Virginia Law.”

Appraisal or Dissenters’ Rights

Under the VSCA, shareholders are not entitled to appraisal or dissenters’ rights with respect to the Articles Amendment Proposal.

Shareholder Vote Required

Assuming there is a proper quorum of shares represented at the Special Meeting, the approval of the Articles Amendment Proposal requires the affirmative vote of more than two-thirds of the outstanding shares of our common stock. Failures to vote, abstentions and broker non-votes (if any) will not count as votes cast on the proposal, and, accordingly, will have the same effect as votes against the Articles Amendment Proposal.

The Board of Directors recommends that shareholders vote “FOR” approval of the Articles Amendment Proposal.

PROPOSAL 3 – APPROVAL OF THE ADJOURNMENT PROPOSAL

General

If the Company does not receive a sufficient number of votes to constitute a quorum of our common stock or to approve the Capital Raise Proposal or the Articles Amendment Proposal, the Company intends to propose to adjourn the Special Meeting for the purpose of soliciting additional proxies to establish such quorum or approve such proposals. The Company does not currently intend to propose adjournment of the Special Meeting if there are sufficient votes to approve such proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by shareholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Capital Raise Proposal or the Articles Amendment Proposal.

Shareholder Vote Required

If the Adjournment Proposal is submitted to shareholders for approval at the Special Meeting, the approval requires the affirmative vote of a majority of shares of common stock represented in person or by proxy at the Special Meeting, whether or not a quorum is present. Failures to vote and broker non-votes (if any) will have no effect on the outcome of the vote on the proposal. Abstentions will have the same effect as votes against the proposal.

The Board of Directors recommends that shareholders vote “FOR” approval of the Adjournment Proposal.

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General

The following description is a summary of the material terms of the Company’s capital stock. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s articles of incorporation and bylaws, each as amended. For more information, refer to the Company’s articles of incorporation and bylaws and any applicable provisions of relevant law, including the VSCA and federal laws governing banks and bank holding companies. Copies of the articles of incorporation and bylaws, each as amended, have been filed with the SEC.

The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, no par value per share, and (ii) 250,000 shares of preferred stock, par value $50.00 per share. As of the record date of the Special Meeting, January 16, 2024, there were 19,198,379 shares of common stock issued and outstanding held by approximately 3,260 holders of record and no shares of preferred stock issued and outstanding. As of January 16, 2024, there were options outstanding to purchase 30,491 shares of the Company’s common stock and 444,880 shares subject to unvested restricted stock awards, all granted under our equity compensation plans.

Common Stock

General. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. Our common stock is listed on the NYSE American market under the symbol “BRBS.” The transfer agent for our common stock is Computershare, Inc., 250 Royall Street, Canton, Massachusetts 02021.

Voting Rights. The holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors.

Dividends. The Company’s shareholders are entitled to receive dividends or distributions that the Board may declare out of funds legally available for those payments. The payment of distributions by the Company is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock.

As a bank holding company, the Company’s ability to pay dividends is affected by the ability of the Bank, its bank subsidiary, to pay dividends to the holding company. The ability of the Bank, as well as the Company, to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of our common stock will be entitled to receive, after payment of all debts and liabilities of the Company and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of the Company available for distribution in cash or in kind.

Directors and Classes of Directors. The Board is divided into three classes with directors serving staggered three-year terms. Currently, the Board consists of 15 directors. Under the VSCA, a director of the Company may be removed, with or without cause, by shareholders if the number of votes cast to remove such director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. The Company’s bylaws provide that a director may be removed from office by the Board without cause upon the affirmative vote of 67% of the directors.

Preemptive Rights; Redemption and Assessment. Holders of shares of our common stock are not entitled to preemptive rights with respect to any shares that may be issued, other than as provided to Richard T. Spurzem for so long as he owns at least 4.9% of the issued and outstanding common stock pursuant to certain stock purchase agreements, by and between the Company and Mr. Spurzem, dated December 31, 2014 and March 17, 2015, respectively. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.

Preferred Stock

The Board is empowered to authorize the issuance of shares of preferred stock, in one or more classes or series, at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. The Board may fix the designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend and other relative rights, qualifications, limitations and restrictions of any such series of preferred stock.

Because the Board has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock voting, conversion or other rights that could adversely affect the voting power of the holders of our common stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.

The creation and issuance of any class or series of preferred stock, and the relative rights, designations and preferences of such class or series, if and when established, will depend upon, among other things, the future capital needs of the Company, then existing market conditions and other factors that, in the judgment of the Board, might warrant the issuance of preferred stock.

Liability and Indemnification of Directors and Officers

As permitted by the VSCA, the Company’s articles of incorporation contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of directors and officers for monetary damages to the company or its shareholders in excess of one dollar, except to the extent such indemnification or elimination of liability is prohibited by the VSCA. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the Company’s articles of incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. The Company has limited its exposure to liability for indemnification of directors and officers by purchasing directors’ and officers’ liability insurance coverage.

Common Stock Not Insured by the FDIC

Our common stock is not a deposit or a savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Anti-takeover Provisions of the Company’s Articles of Incorporation, Bylaws and Virginia Law

General. Certain provisions of the Company’s articles of incorporation and bylaws and Virginia law contain provisions that may have the effect of discouraging, delaying, or preventing a change of control of the Company by means of a tender offer, a proxy fight, open market purchases of shares of our common stock, or otherwise in a transaction not approved by the Board. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to coercive takeover practices and inadequate takeover bids. However, the existence of these provisions could prevent the Company’s shareholders from receiving a premium over the then prevailing market price of our common stock or a transaction that may otherwise be in the best interest of our shareholders. In addition, these provisions make it more difficult for the Company’s shareholders, should they choose to do so, to remove the Board or the Company’s management. The following is a summary of certain of these provisions.

The Company’s Articles of Incorporation and Bylaws.

Preferred Stock. The Company’s articles of incorporation authorize the Board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights, and other terms of such series. Under this authority, the Board could create and issue a series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of our common stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquirer to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of the Company’s management.

Classified Board of Directors. The Company’s articles of incorporation and bylaws divide the Board into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. As a result, at least two annual meetings of shareholders may be required for the shareholders to replace a majority of the Board, subject to the shareholders’ ability to remove directors with or without cause by vote of the holders of a majority of the Company’s outstanding common shares. The classification of the Board makes it more difficult and time consuming to gain control of the Board.

Board Vacancies. Virginia law and the Company’s articles of incorporation and bylaws provide that any vacancy occurring on the Board may be filled by the remaining members of the board. These provisions may discourage, delay, or prevent a third party from voting to remove incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by that removal with its own nominees.

Supermajority Voting Provisions. The Company’s articles of incorporation provide that certain mergers or consolidations, share exchanges, acquisitions of control, sales of all or substantially all of the Company’s assets, liquidation or dissolution, in each case with a corporation, person or entity that is the beneficial owner, directly or indirectly, of more than 5% of the shares of capital stock of the Company outstanding and entitled to vote on the transaction (a “significant shareholder”), must be approved by the affirmative vote of the holders of 80% of the outstanding capital stock of the Company entitled to vote on the transaction. If such an action does not involve a significant shareholder, it must be approved by the affirmative vote of the holders of more than two-thirds of the outstanding capital stock of the Company entitled to vote on the transaction. The voting provisions described in this paragraph do not apply to any transaction which is approved in advance by a majority of those directors of the Company (i) who were directors before the corporation, person or entity became a significant shareholder and who are not affiliates of such significant shareholder, and (ii) who became directors of the Company at the recommendation of the directors referred to in clause (i) above.

No Cumulative Voting. The Company’s articles of incorporation do not provide for cumulative voting for any purpose. The absence of cumulative voting may afford anti-takeover protection by making it more difficult for our shareholders to elect nominees opposed by the Board.

Shareholder Meetings. Pursuant to the Company’s bylaws, special meetings of shareholders may only be called by the Company’s president or by request in writing stating the purposes thereof delivered to the president and signed by a majority of the directors or by three or more shareholders owning in the aggregate, not less than 20% in interest of the shares of the Company capital stock. This provision affords anti-takeover protection by making it more difficult for shareholders to call a special meeting of shareholders to consider a proposed merger or other business combination.

Advance Notification of Shareholder Nominations. The Company’s bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of the Board. Pursuant to the Company’s bylaws, a shareholder entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Company’s corporate secretary. With respect to an election to be held at an annual meeting of shareholders, its bylaws generally require that such notice be delivered not fewer than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder.

Merger Considerations. The articles of incorporation of the Company provide that the Board, when evaluating a transaction that would or may involve a change in control of the Company, shall consider, among other things, the following factors: the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the Company and on the communities in which the Company operates or is located, the business reputation of the other party proposing the transaction and the evaluation of the then value of the Company in a freely negotiated sale and of the future prospects of the Company as an independent entity. This provision provides the Board the latitude to consider additional factors, aside from the price of a proposed merger or other business combination, in determining whether the transaction is in the best interests of the Company and its shareholders.

Virginia Anti-takeover Statutes. Virginia has two anti-takeover statutes: the Affiliated Transactions Statute and the Control Share Acquisitions Statute.

Affiliated Transactions Statute. Virginia law contains provisions governing affiliated transactions. An affiliated transaction generally is defined as any of the following transactions:

•

a merger, a share exchange, material dispositions of corporate assets not in the ordinary course of business to or with an interested shareholder (defined as any holder of more than 10% of any class of outstanding voting shares), or any material guarantee of any indebtedness of any interested shareholder;

•

certain sales or other dispositions of the corporation’s voting shares or any of the corporation’s subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•	any reclassification, including reverse stock splits, or recapitalization that increases the percentage of outstanding voting shares owned beneficially by any interested shareholder by more than 5%.

In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with an interested shareholder for a period of three years following the date that such person became an interested shareholder unless:

•

the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

After three years, any such transaction must be at a “fair price,” as statutorily defined, or must be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder.

The shareholders of a Virginia corporation may adopt an amendment to the corporation’s articles of incorporation or bylaws opting out of the Affiliated Transactions Statute. Neither the Company’s articles of incorporation nor its bylaws contain a provision opting out of the Affiliated Transactions Statute.

Control Share Acquisitions Statute. Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Under Virginia law, a corporation’s articles of incorporation or bylaws may contain a provision opting out of the Control Share Acquisitions Statute. Neither the Company’s articles of incorporation nor its bylaws contain a provision opting out of the Control Share Acquisitions Statute.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 9, 2024, regarding the number of shares of the Company’s common stock beneficially owned by each director and each named executive officer of the Company and by all directors and executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than 5% of the Company’s common stock as of January 9, 2024. Unless otherwise indicated, all shares are owned directly and the named person possesses sole voting and sole investment power with respect to all such shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Named Executive Officers:
G. William Beale	56,355	(2)	*
Hunter H. Bost	80,987	(2)(3)	*
Heather M. Cozart	6,495		*
Elizabeth H. Crowther	16,734	(2)(3)	*
Mensel D. Dean, Jr.	115,858	(2)(3)	*
Larry Dees	243,355	(2)(3)	1.27%
LaNell DeLoach	23,457	(2)(5)	*
Richard A. Farmar, III	54,701	(2)(4)	*
Judy C. Gavant	61,722	(2)(4)(5)	*
Andrew C. Holzwarth	139,352	(2)(3)	*
Robert S. Janney	120,852	(2)(3)	*
Otis S. Jones	4,495	(2)	*
Julien G. Patterson	295,272	(2)(4)	1.54%
Brian K. Plum	87,662		*
Randolph N. Reynolds, Jr.	24,712	(2)	*
Vance H. Spilman	35,000	(2)(4)	*
William W. Stokes	33,151	(2)	*
Carolyn J. Woodruff	86,795	(2)(3)	*
All of the Company’s directors and executive officers as a group (24 individuals)	1,575,365	(6)	8.21%
5% Shareholders:
Richard T. Spurzem	1,894,061	(7)	9.87%
The Banc Funds Company, L.L.C.	1,127,414	(8)	5.87%
Fourthstone LLC	1,032,558	(9)	5.38%
BlackRock, Inc.	1,012,768	(10)	5.28%

*	Represents less than 1% of outstanding common stock.
(1)

Based on 19,198,379 shares of the Company’s common stock outstanding as of January 9, 2024. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security, the power to dispose of or direct the disposition of the security, or the right to acquire beneficial ownership of the security within 60 days. The mailing address of the directors and executive officers included in the table is 1807 Seminole Trail, Charlottesville, Virginia 22901.

(2)

Includes shares of unvested restricted stock, as follows: Mr. Beale, 46,355; Mr. Bost, 4,614; Ms. Cozart, 4,495; Dr. Crowther, 4,527; Mr. Dean, 13,510; Mr. Dees, 4,370; Ms. DeLoach, 15,757; Mr. Farmar, 9,693; Ms. Gavant, 28,943; Mr. Holzwarth, 9,555; Mr. Janney, 6,223; Mr. Jones, 4,495; Mr. Patterson, 9,291; Mr. Reynolds,4,552; Mr. Spilman, 7,383; Mr. Stokes, 8,938; and Ms. Woodruff, 10,735. These shares can be voted at the Special Meeting.

(3)

Includes shares held by affiliated corporations, spouses, other close relatives and dependent children, or as custodians or trustees, as follows: Mr. Bost, 28,071; Dr. Crowther, 486; Mr. Dean, 95,085; Mr. Dees, 225,000; Mr. Holzwarth, 10,000; Mr. Janney, 77,302; and Ms. Woodruff, 3,387.

(4)	Includes shares that may be acquired pursuant to currently exercisable stock options as follows: Mr. Farmar, 4,933; Ms. Gavant, 7,500; Mr. Patterson, 1,183; and Mr. Spilman, 1,125.
(5)	Includes shares allocated to the participant’s account in one of the Company’s Employee Stock Ownership Plans and 401(k) Plan, as follows: Ms. DeLoach, 494; and Ms. Gavant, 33.
(6)

Includes 1,106 shares allocated to accounts in one of the Company’s Employee Stock Ownership Plans, 231,787 shares of unvested restricted stock, and 16,616 shares that may be acquired pursuant to currently exercisable stock options.

(7)

Based on information set forth in a Schedule 13G/A filed with the SEC on April 5, 2023. The Schedule 13G/A reports that, as of December 31, 2022, Richard T. Spurzem has sole voting power and dispositive power with respect to 1,894,061 shares of common stock. The mailing address of Mr. Spurzem is 810 Catalpa Court, Charlottesville, Virginia 22903.

(8)

Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2023. The Schedule 13G reports that, as of December 31, 2022, Banc Fund IX L.P. has sole voting and dispositive power with respect to 605,689 shares of common stock and Banc Fund X L.P. has sole voting and dispositive power with respect to 521,725 shares of common stock. The mailing address of these entities is 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606.

(9)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023. The Schedule 13G reports that, as of December 31, 2022, Fourthstone LLC has shared voting and dispositive power with respect to 1,032,558 shares of common stock, Fourthstone Master Opportunity Fund Ltd has shared voting and dispositive power with respect to 603,443 shares of common stock, Fourthstone GP LLC has shared voting and dispositive power with respect to 412,056 shares of common stock, Fourthstone QP Opportunity Fund LP has shared voting and dispositive power with respect to 376,006 shares of common stock, Fourthstone Small-Cap Financials Fund LP has shared voting and dispositive power with respect to 36,050 shares of common stock, and L. Phillip Stone, IV, as managing member of Fourthstone LLC and Fourthstone GP LLC, has shared voting and dispositive power with respect to 1,032,558 shares of common stock. The mailing address of these entities is 575 Maryville Centre Drive, Suite 110, St. Louis, Missouri 63141.

(10)

Based on information set forth in a Schedule 13G filed with the SEC on February 7, 2023. The Schedule 13G reports that, as of December 31, 2022, BlackRock, Inc. has sole voting power with respect to 985,735 shares of common stock and sole dispositive power with respect to 1,012,768 shares of common stock. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

SHAREHOLDER NOMINATIONS AND PROPOSALS

For a shareholder to nominate a candidate for director at the Company’s annual meeting of shareholders, notice of nomination must generally be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. The notice must describe various matters regarding the nominee and the shareholder giving the notice as required by the Company’s bylaws. It is presently anticipated that the Company’s 2024 annual meeting of shareholders will be held on June 19, 2024. In order for a shareholder to nominate a candidate for director at the Company’s 2024 annual meeting, written notice of such nomination must be received by the Corporate Secretary of the Company at the Company’s corporate office no later than April 15, 2024 and no earlier than March 16, 2024, and meet all other applicable requirements set forth in the Company’s bylaws. Shareholder proposals to be considered for inclusion in the Company’s proxy materials in connection with its 2024 annual meeting of shareholders must be in proper form and meet the requirements of Rule 14a-8 under the Exchange Act and must have been received by the Company at its corporate office by January 3, 2024.

In addition to satisfying the notice and other requirements of the Company’s bylaws with respect to the nomination of director candidates, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the requirements of Rule 14a-19 under the Exchange Act relating to universal proxies.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: (i) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; (ii) geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (iii) the residual effects of the COVID-19 pandemic on the Company and its customers, including impacts related to the macroeconomic environment, financial market conditions, consumer behavior and business practices; (iv) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues, and other catastrophic events; (v) the Company’s management of risks inherent in its loan portfolio, the credit quality of its borrowers, and the risk of a prolonged downturn in the real estate market, which could impair the value of the Company’s collateral and its ability to sell collateral upon any foreclosure; (vi) changes in consumer spending and savings habits; (vii) deposit out flows; (viii) technological and social media changes; (ix) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (x) changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; (xi) the impact of changes in financial services policies, laws, and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (xii) the impact of, and the ability to comply with, the terms of the formal written agreement between the Bank and the OCC and other regulatory directives and the imposition of additional regulatory restrictions or actions for any noncompliance; (xiii) the impact of changes in laws, regulations, and policies affecting the real estate industry; (xiv) the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies; (xv) the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; (xvi) the willingness of users to substitute competitors’ products and services for the Company’s products and services; (xvii) the outcome of any legal proceedings that may be instituted against the Company; (xviii) reputational risk and potential adverse reactions of the Company’s customers, suppliers, employees, or other business partners; (xix) the ability to maintain adequate liquidity by retaining deposit customers and secondary funding sources, especially if the Company’s or industry’s reputation become damaged; (xx) maintaining capital levels adequate to support the Company’s business and to remain well-capitalized under regulatory standards; (xxi) the effects of acquisitions the Company may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such transactions; (xxii) changes in the level of the Company’s nonperforming assets and charge-offs; (xxiii) the Company’s involvement, from time to time, in legal proceedings and examination and remedial actions by regulators; (xxiv) adverse developments in the financial industry generally, such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (xxv) potential exposure to fraud, negligence, computer theft, and cyber-crime; (xxvi) the Company’s ability to pay dividends; (xxvii) the ability to manage the Company’s fintech relationships, including implementing enhanced controls and maintaining deposit levels and the quality of loans associated with these relationships; (xxviii) the Company’s involvement as a participating lender in the Paycheck Protection Program as administered through the U.S. Small Business Administration; (xxix) the Company’s ability to satisfy the conditions to closing of, and consummate, the Private Placement; and (xxx) other risks and factors identified in the “Risk Factors” and “Management’s Discussion and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, the Company’s Quarterly Report on Form 10-Q for the most recently ended fiscal quarter and in filings the Company makes from time to time with the SEC.

The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in filings the Company makes from time to time with the SEC. Any one of these risks or factors could have a material adverse impact on the Company’s results of operations or financial condition, or cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, forward-looking information and statements contained in this Proxy Statement. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on its forward-looking statements. Therefore, the Company cautions not to place undue reliance on its forward-looking information and statements, which speak only as of the date of this Proxy Statement. The Company does not undertake to, and will not, update or revise these forward-looking statements after the date hereof, whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains such information about companies that file electronically with the SEC. The Company’s filings with the SEC are also available at the Company’s website. This information may be accessed, without charge, by visiting either the SEC’s website at www.sec.gov or the Company’s website at www.blueridgebankshares.com. The information on the websites of the SEC and the Company are not a part of this Proxy Statement. Copies of these reports as filed with the SEC, excluding exhibits, can be obtained without charge by requesting them in writing to the Company’s Corporate Secretary at Blue Ridge Bankshares, Inc., 1807 Seminole Trail, Charlottesville, Virginia 22901, or by telephone at (540) 743-6521.

APPENDIX A

SECURITIES PURCHASE AGREEMENT

by and among

BLUE RIDGE BANKSHARES, INC.

and

the Purchaser parties thereto

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 21, 2023, by and among Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of common stock, no par value per share (the “Common Stock”), of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be not less than 52 million shares of Common Stock and shall be collectively referred to herein as the “Shares”) and (ii) for Purchasers other than directors and executive officers of the Company, warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire up to that number of additional shares of Common Stock equal to fifty percent (50%) of the number of Shares purchased by such Purchaser (rounded up to the nearest whole share) (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”).

C. The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

D. The Company has engaged Piper Sandler & Co. as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares and Warrants on a “best efforts” basis.

E. At Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Articles Amendment” has the meaning set forth in Section 3.1(c).

“Bank” means Blue Ridge Bank, National Association, a national banking association and wholly-owned subsidiary of the Company.

“Bank Reports” has the meaning set forth in Section 3.1(o)(i).

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Castle Creek” means Castle Creek Capital Partners VIII, L.P. Castle Creek is also a Purchaser as such term is used in this Agreement.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended, and the rules and regulations promulgated thereunder.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Williams Mullen, with offices located at 200 South 10th Street, Suite 1600, Richmond, Virginia 23219.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Indemnified Party” has the meaning set forth in Section 4.8(b).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.1(cc).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“Disqualification Events” has the meaning set forth in Section 3.1(cc).

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the Commission under the terms of the Registration Rights Agreement.

“Environmental Laws” has the meaning set forth in Section 3.1(ee).

“Evaluation Date” has the meaning set forth in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(c).

“Indemnifying Person” has the meaning set forth in Section 4.8(c).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Issuance Approval” has the meaning set forth in Section 3.1(c).

“Lead Investor” means Kenneth R. Lehman.

“Legacy Stockholder” has the meaning set forth in Section 4.17(a).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.8(a).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects resulting from changes or circumstances affecting general political, economic or market conditions in the United States or which are generally applicable to the industry in which the Company operates, (ii) effects resulting from changes or circumstances affecting generally the industries or markets in which the Company operates, (iii) effects resulting from acts of war, sabotage or terrorism, military actions or the escalation thereof, natural disasters, or any epidemic, pandemic, outbreak of disease or other public health event, (iv) effects of any changes in applicable laws or accounting rules or principles, including changes in GAAP, (v) a decline in the trading price of the Common Stock or the Company’s failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; (vi) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (vii) effects disclosed in Schedule 1.1, or (viii) the taking of any action in accordance with this Agreement (except, with respect to clauses (i), (ii), (iii), or (iv), to the extent that such changes, circumstances or effects have a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates).

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(n).

“Materially Burdensome Regulatory Condition” has the meaning set forth in Section 4.13.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“New Security” has the meaning set forth in Section 4.16(a).

“OFAC” has the meaning set forth in Section 3.1(ll).

“Offering” has the meaning set forth in Section 4.16(b).

“Outside Date” means the one hundred twentieth (120th) day following the date of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NYSE American.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Purchase Price” means $2.50 per share of Common Stock.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Indemnified Party” has the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Approvals” has the meaning set forth in Section 4.13.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solicitor” has the meaning set forth in Section 3.1(cc).

“Stockholder Approvals” has the meaning set forth in Section 3.1(c).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Shares and the related Warrants purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Threshold Amount” has the meaning set forth in Section 4.8(a).

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the VCOC Letter Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021, or any successor transfer agent for the Company.

“VCOC Letter Agreement” means the letter agreement in the form attached hereto as Exhibit J, to be dated as of the Closing Date, between the Company and Castle Creek.

“Voting Securities” shall have the meaning ascribed to such term in 12 C.F.R. § 225.2.

“VSCC” means the State Corporation Commission of the Commonwealth of Virginia.

“Warrants” has the meaning set forth in the Recitals to this Agreement.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of shares of Common Stock equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser by (ii) the Purchase Price, rounded down to the nearest whole Share. In addition, each Purchaser other than directors and executive officers of the Company shall receive a Warrant to purchase a number of Warrant Shares equal to fifty percent (50%) of the number of Shares purchased by such Purchaser, as indicated below such Purchaser’s name on the signature page to this Agreement. The Warrants shall have an exercise price equal to $2.50 per Warrant Share.

(b) Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Troutman Pepper, located at 1001 Haxall Point, Richmond, Virginia 23219 on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on or prior to the Business Day immediately prior to the Closing Date, each Purchaser shall wire to the Company its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions. On the Closing Date, (a) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser one or more stock certificates (or, if the Company and such Purchaser so agree, non-certificated shares of Common Stock), free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares to be Acquired”, within three (3) Trading Days after the Closing and (b) the Company shall deliver to each Purchaser one or more Warrants, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Warrants such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to Warrant”, within three (3) Trading Days after the Closing.

2.2 Closing Deliveries. (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) facsimile copies of one or more stock certificates (or, if the Company and such Purchaser so agree, non-certificated shares of Common Stock), free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Shares subscribed for by such Purchaser hereunder, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto, with the original stock certificates, if any, to be delivered within three (3) Trading Days of Closing;

(iii) facsimile copies of one or more Warrants, executed by the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares equal to fifty percent (50%) of the number of Shares issuable to such Purchaser pursuant to Section 2.2(a)(ii), rounded up to the nearest whole share, on the terms set forth therein, with the original Warrants delivered within three (3) Trading Days of Closing;

(iv) a legal opinion of Company Counsel, dated as of the Closing Date and substantially in the form attached hereto as Exhibit D, executed by such counsel and addressed to the Purchasers and the Placement Agent;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Purchase Price (or, if the Company and Purchaser so agree, evidence of such Shares in uncertificated book-entry form), registered in the name of such Purchaser;

(vii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit F;

(viii) the Compliance Certificate referred to in Section 5.1(k);

(ix) a Lock-Up Agreement, substantially in the form of Exhibit H hereto (the “Lock-Up Agreement”) executed by each person listed on Exhibit I hereto, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date;

(x) a certificate evidencing the existence and good standing of the Company issued by the Clerk of the VSCC, as of a date within three (3) Business Days of the Closing Date;

(xi) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date;

(xii) with respect to Castle Creek, the VCOC Letter Agreement; and

(xiii) a certified copy of the certificate or articles of incorporation, as certified by the Clerk of the VSCC, as of a date within three (3) Business Days of the Closing Date.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)”, by wire transfer in accordance with the Company’s written instructions;

(iii) the Registration Rights Agreement, duly executed by such Purchaser;

(iv) a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and

(v) a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits C-1 and C-2, respectively.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except (i) as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers and to the Placement Agent:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification.

(i) The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii) The Company is duly registered as a bank holding company under the BHC Act. The Bank is a national banking association chartered under the laws of the United States and a direct, wholly-owned subsidiary of the Company. The deposit accounts of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and, subject to obtaining the Stockholder Approvals, to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Shares, the sale and delivery of the Warrants and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith, other than in connection with the Required Approvals and the receipt of requisite approvals by the Company’s stockholders of (i) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to at least 150,000,000 shares or such other amount as the Board of Directors determines in its reasonable judgment is necessary to effectuate the transactions contemplated by the Transaction Documents (the “Articles Amendment”) and (ii) the issuance of the Securities pursuant to the Transaction Documents pursuant to applicable listing standards of the NYSE American (the “Issuance Approval” and, the requisite stockholder approvals of the proposals described in clauses (i) and (ii), the “Stockholder Approvals”). Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and Warrants and the reservation for issuance and issuance of the Warrant Shares) do not and will not (i) subject to the Stockholder Approvals, conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of a proxy statement (including any amendments or supplements thereto) and other proxy solicitation materials of the Company relating to the Stockholder Approvals and such other filings and reports as required pursuant to the applicable requirements of the Exchange Act, (ii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby; (iii) the filing of an articles of amendment to the Company’s articles of incorporation with, and the issuance of a certificate of amendment by, the VSCC to effect the Articles Amendment, (iv) the filing of a Notice of Change in Director or Senior Executive Officer with the Federal Reserve and the Office of the Comptroller of the Currency with respect to the Board Representative, (v) the filings required in accordance with Section 4.5 of this Agreement, (vi) filings required by applicable state securities laws, (vii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D promulgated under the Securities Act, (viii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, and (ix) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. Subject to the Stockholder Approvals and Schedule 3.1(f), the Shares have been duly authorized and when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Subject to the Stockholder Approvals, the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Subject to the Stockholder Approvals, the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(g) Capitalization. As of the date hereof, the number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or a result of the purchase and sale of the Shares and Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, as and if amended, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Shares and Warrant Shares for resale on Form S-3 or which would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.

(i) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in Schedule 3.1(j) or as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company equity compensation plans or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Shares and Warrants contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(k) Litigation. Except as set forth in Schedule 3.1(k), there is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company, any Subsidiary or any of their respective properties or, to the Company’s Knowledge, against any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.1(k), neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(l) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer, is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m) Compliance. Subject to Section 6.3 and except as disclosed in Schedule 3.1(m), neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

(o) Bank Regulatory Matters.

(i) The Company and each of its Subsidiaries have filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (the “Bank Reports”), that they were required to file in the two years preceding the date hereof with the Federal Reserve, the Office of the Comptroller of the Currency, the Bureau of Financial Institutions of the VSCC and any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over the Company or any of its Subsidiaries, including any Bank Report required to be filed pursuant to the laws of the United States or any state or the rules or regulations of any such governmental authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such Bank Report or to pay such fees and assessments, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii) The Disclosure Materials describe all regulatory enforcement actions to which the Company or any of its Subsidiaries is subject.

(iii) Except in connection with the bank examination process conducted by bank regulatory authorities having jurisdiction over the Company or any of its Subsidiaries, (A) there is no pending Proceeding before, or, to the Company’s Knowledge, examination or investigation by, any governmental authority into the business or operations of the Company or any of its Subsidiaries since January 1, 2020, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) there is no unresolved violation, criticism or exception by any governmental authority with respect to any Bank Report or statement relating to any examination or inspection of the Company or any of its Subsidiaries which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) there are no unresolved inquiries by, or disagreements or disputes with, any governmental authority with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2020 which, in the case of any of (A), (B), or (C),would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iv) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement or consent agreement with, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, any bank regulatory authorities having jurisdiction over the Company or any of its Subsidiaries that would give rise to a Material Adverse Effect.

(p) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its

Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(q) Patents and Trademarks. To the Company’s Knowledge, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “ Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors or loans made in compliance with Federal Reserve Regulation O in the ordinary course of the Bank’s business), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(t) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares and Warrants (which placement agent fees are being paid by the Company). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(w) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. Subject to the Required Approvals and the Stockholder Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(x) Investment Company The Company is not, and immediately after receipt of payment for the Shares and Warrants, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(y) Registration Rights. Other than each of the Purchasers or as set forth in Schedule 3.1(y) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(aa) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities hereunder. Without limiting the foregoing, there will be no limitations upon voting the Shares or the Warrant Shares by any Purchaser imposed by applicable state laws.

(bb) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(cc) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(dd) Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

(ee) Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

(ff) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(gg) Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ii) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares and Warrants.

(kk) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ll) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(mm) Shell Company. The Company is not, and was not in the past, an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act).

(nn) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company and the Placement Agent as follows:

(a) Organization; Authority. If such Purchaser is an entity, (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and (ii) the execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is not an entity, such Purchaser has all requisite capacity to enter into and consummate the transactions contemplated hereby, and no further consent or authorization is required by the Purchaser in connection with the execution, delivery and performance by such Purchaser of the transactions contemplated by the applicable Transaction Documents to which it is a party and this Agreement. Each Transaction document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts; Consents. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) subject to the Regulatory Approvals, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents and the transactions contemplated thereby (including the purchase of the Securities), other than the Regulatory Approvals.

(c) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit C-1, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof, and as of the Closing Date.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement or form of general solicitation (within the meaning of Regulation D and interpreted by the Commission).

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(i) Brokers and Finders. Other than the Placement Agent with respect to the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and Warrants and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(k) Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(n) Beneficial Ownership. Except with regard to the Lead Investor and Castle Creek, the purchase by such Purchaser of the Shares and Warrants issuable to it at the Closing will not result in such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) acquiring, or obtaining the right to acquire, more than 9.9% of the outstanding shares of Common Stock or the Voting Securities of the Company or such amount that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), more than 9.9% of the outstanding shares of Common Stock or the Voting Securities of Company or such amount that would constitute “control” under the BHC Act or the CIBC Act of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(o) Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any transfer in accordance with the preceding sentence, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (or, with respect to Shares held in uncertificated form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement or loan from a depository institution in compliance with a bona fide margin or bank loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) or the Transfer Agent, if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of (i) a legended certificate or instrument representing Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and an opinion of counsel to the extent required by Section 4.1(a) (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law.

(e) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Purchaser hereunder may sell the Shares and Warrant Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares or the Warrant Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares and Warrant Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares or Warrant Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(e) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(e).

4.2 Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

4.3 Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. Without limiting the foregoing, the Company shall provide Castle Creek and its Affiliates with access, information, and other rights as provided in the VCOC Letter Agreement.

4.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and Warrants hereunder for general corporate purposes and to reposition business lines, support organic growth and enhance capital levels of the Bank and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

4.8 Indemnification.

(a) Subject to the provisions of this Section 4.8, the Company will indemnify and hold harmless each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Indemnified Party”) against, and reimburse any of the Purchaser Indemnified parties for, any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Indemnified Party may suffer or incur as a result of (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of any of the representations, warranties, covenants or agreements made by such Purchaser in the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Notwithstanding anything to the contrary contained herein, as to any Purchaser, the Company shall not be required to indemnify, defend, hold harmless or reimburse such Purchaser or its respective Purchaser Indemnified pursuant to this Section 4.8 (i) unless and until the aggregate amount of such Purchaser Indemnified Parties’ Losses incurred with respect to all claims pursuant to this Section 4.8 exceeds $100,000 (the “Threshold Amount”), in which event the Company shall be responsible for the total amount of such Losses (without regard to the Threshold Amount) for which such Purchaser Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.8 and (ii) for Losses in a cumulative aggregate amount exceeding the Subscription Amount paid by the relevant Purchaser to the Company pursuant to Section 2.1.

(b) Subject to the provisions of this Section 4.8, each Purchaser will indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Company Indemnified Party”) against, and reimburse any of the Company Indemnified Parties for, any and all Losses that any Company Indemnified Party may suffer or incur as a result of (a) any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents or (b) any breach or failure by such Purchaser to perform any of its covenants or agreements contained in this Agreement.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to indemnify, defend, hold harmless or reimburse the Company or its respective Company Indemnified pursuant to this Section 4.8 (i) unless and until the aggregate amount of such Company Indemnified Parties’ Losses incurred with respect to all claims pursuant to this Section 4.8 exceeds the Threshold Amount, in which event such Purchaser shall be responsible for the total amount of such Losses (without regard to the Threshold Amount) for which the Company Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.8 and (ii) for Losses in a cumulative aggregate amount exceeding the Subscription Amount paid by the relevant Purchaser to the Company pursuant to Section 2.1.

(c) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.8, such Indemnified Person shall promptly notify the Person liable for such indemnification (the “Indemnifying Person”) in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the Indemnifying Person shall not be required to pay for more than two separate counsel for all Indemnified Persons. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(d) Each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive monetary remedies of the parties hereto for (i) any breach of any of the representations, warranties, covenants or agreements contained in this Agreement, and (ii) any claim, suit, action, proceeding or any other matter of whatsoever kind or nature arising out of, resulting from or related to the Transaction Documents or the transactions contemplated herein or therein; provided, that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, criminal activity or willful misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. No investigation of the Company by a Purchaser, or of a Purchaser by the Company, whether prior to or after the date of this Agreement, shall limit any Indemnified Person’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under GAAP.

4.9 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market a supplemental listing application covering all of the Shares and Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares and Warrant Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

4.10 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.11 Conduct of Business Pending Closing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their officers, employees, consultants and agents, preserve its rights and permits issued by governmental authorities, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations and maintain all of its operating assets in their current condition (normal wear and tear excepted), and not take any action that would reasonably be expected to have a Material Adverse Effect.

4.12 No Shop. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall not permit any of its Affiliates, directors, officers or employees to, and the Company shall use commercially reasonable efforts to cause its other representatives or agents (together with directors, officers, and employees, the “Representatives”) not to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the capital stock or other ownership interests of the Company (other than in connection with the transactions contemplated hereby) (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Notwithstanding the foregoing, in the event that the Company receives an unsolicited bona fide written offer, proposal or inquiry relating to, or any third-party indication of interest in, an Acquisition Transaction that did not result from or arise in connection with a breach of this Section 4.12(a), the Company may, and may permit its Affiliates and its Affiliates’ Representatives to, furnish or cause to be furnished any information concerning the business, operations, properties or assets of the Company and participate in discussions in connection therewith, if the Board of Directors of concludes in good faith (after consulting with its outside counsel, and with respect to financial matters, its financial advisors) that the failure to take such actions would be reasonably likely be a violation of its fiduciary duties under applicable law. The Company shall notify each Purchaser orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company or any of the Representatives thereof of any proposal or offer from any Person other than the Purchasers to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Purchasers in connection with an Acquisition Transaction.

4.13 Regulatory Matters. Each Purchaser shall prepare and file all necessary documentation to effect all applications, notices, petitions and filings to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of the Federal Reserve, the Bureau of Financial Institutions of the VSCC or other governmental authority which are necessary or advisable to consummate the transactions contemplated by the Transaction Documents and to perform the covenants contemplated by the Transaction Documents (the “Regulatory Approvals”). Each Purchaser shall use its reasonable best efforts to promptly obtain such Regulatory Approvals, and the Company will cooperate as may reasonably be requested by a Purchaser to help such Purchaser obtain or submit, as promptly as practicable, any documentation or written materials requested by or submitted to any governmental authority in connection with the Regulatory Approvals. The parties hereto will consult with each other with respect to the obtaining of such Regulatory Approvals, promptly furnish each other with copies of written communications received by them, or delivered by them to, any governmental authority in respect of the transactions contemplated hereby and keep the other apprised of the status of matters relating to completion of the transactions contemplated herein; provided, however, that no Purchaser shall be obligated hereunder to share any portion of an application or communication for which such Purchaser has requested confidential treatment or any regulatory correspondence containing confidential information. Notwithstanding the foregoing, nothing contained herein shall be deemed to require any Purchaser to take any action, or commit to take any action, or agree to any condition, commitment or restriction, in connection with obtaining the Regulatory Approvals, which such Purchaser determines, in its reasonable good faith judgement, would be materially financially burdensome on the Company’s business following the Closing or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it at the date hereof (a “Materially Burdensome Regulatory Condition”).

4.14 Short Sales and Confidentiality After the Date Hereof. Such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.5 or (ii) this Agreement is terminated in full pursuant to Section 6.19. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5; provided, however, each Purchaser agrees, severally and not jointly with any Purchasers, that they will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the earliest of (x) the Effective Date of the initial Registration Statement, (y) the twenty-four (24) month anniversary of the Closing Date or (z) the date that such Purchaser no longer holds any Securities. For purposes of this Section 4.14, a “Net Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting position in Common Stock held by the Purchaser, Warrant Shares that have not yet been issued pursuant to the exercise of Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all Shares and unexercised Warrant Shares (ignoring any exercise limitations included therein) issuable to such Purchaser on such date, plus any shares of Common Stock or Common Stock Equivalents otherwise then held by such Purchaser. Notwithstanding the foregoing, in the event that a Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Moreover, notwithstanding the foregoing, in the event that a Purchaser has sold Securities pursuant to Rule 144 prior to the Effective Date of the initial Registration Statement and the Company has failed to deliver certificates without legends prior to the settlement date for such sale (assuming that such certificates meet the requirements set forth in Section 4.1(c) for the removal of legends), the provisions of this Section 4.14 shall not prohibit the Purchaser from entering into Net Short Sales for the purpose of delivering shares of Common Stock in settlement of such sale. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.15 Limitation on Beneficial Ownership and Certain Actions. For a period beginning on the Closing Date and ending eighteen (18) months following the Closing Date, no Purchaser (other than the Lead Investor or Castle Creek) (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) will directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, beneficial ownership (as determined under Rule 13d-3 under the Exchange Act) of any Voting Securities, if such acquisition would result in such Purchaser (i) being deemed to “control” the Company within the meaning of the BHC Act or the CIBC Act, or (ii) having beneficial ownership or “control” (within the meaning of the BHC Act or the CIBC Act) more than 9.9% of the outstanding shares of a class of Voting Securities or Common Stock (for the avoidance of doubt, for purposes of calculating the beneficial ownership of such Purchaser, (x) any security that is convertible into, or exercisable for, any such Voting Securities or Common Stock that is beneficially owned by Purchaser shall be treated as fully converted or exercised, as the case may be, into the underlying Voting Securities or Common Stock (and shall be deemed outstanding as a result of such conversion or exercise), and (y) any security convertible into, or exercisable for, the Common Stock that is beneficially owned by any person other than Purchaser shall not be taken into account);

(b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any Subsidiary or any acquisition transaction for all or part of the assets of the Company or any Subsidiary or any of their respective businesses;

(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2)) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or any Subsidiary;

(d) call or seek to call a meeting of the shareholders of the Company or any Subsidiary or initiate any stockholder proposal for action by shareholders of the Company or any Subsidiaries; form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities; or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company or any Subsidiary; or

(e) bring any action or otherwise act to contest the validity of this Section 4.15 (provided that the Purchaser shall not be restricted from contesting the applicability of this Section 4.15 to the Purchaser under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.15; provided that nothing in this Section 4.15 shall prevent the Purchaser from voting any Voting Securities then beneficially owned by the Purchaser in any manner.

4.16 Gross-Up Rights.

(a) Sale of New Securities. After the Closing and for so long as any Purchaser, together with its Affiliates, owns at least 9.9% of the Common Stock issued and outstanding, if at any time the Company makes any public or nonpublic offering or sale of any equity or equity-linked security (any such security, a “New Security”) (other than any securities issuable (i) as consideration in connection with a bona fide arms-length direct or indirect merger, acquisition or similar transaction, (ii) in accordance with the terms of any equity compensation plans, employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements), (iii) as part of dividend reinvestment or stock purchase plan or a bona fide public offering or (iv) at the written direction of any governmental agency), then any such Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that each such Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by such Purchaser and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock). Notwithstanding anything herein to the contrary, in no event shall a Purchaser have the right to purchase securities hereunder to the extent such purchase would result in such Purchaser, together with its Affiliates, owning a greater percentage interest in the Company than such Purchaser held immediately prior to the issuance of the New Securities (counting for such purposes all shares of Common Stock into or for which any securities owned by such Purchaser are directly or indirectly convertible or exercisable). For the avoidance of doubt, to the extent that the Company complies with its obligations pursuant to this Section 4.16 with respect to any securities that are convertible or exchangeable into (or exercisable for) Common Stock, the Purchaser shall not have an additional right to purchase pursuant to this Section 4.16 additional securities as a result of the issuance of New Securities upon the conversion, exchange or exercise of such earlier issued securities (whether or not the Purchaser exercised its right to purchase such earlier issued securities).

(b) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give each Purchaser with rights under this Section 4.16 written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten (10) Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on such Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of such Purchaser without the consent of one of the designated individuals. Such Purchaser shall have ten (10) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.16 and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.16(a). Such notice shall constitute a nonbinding indication of interest of such Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of such Purchaser to respond within such ten (10) Business Day period shall be deemed to be a waiver of such Purchaser’s rights under this Section 4.16 only with respect to the Offering described in the applicable notice.

(c) Purchase Mechanism. If such Purchaser exercises its rights provided in this Section 4.16, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within thirty (30) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of one hundred eighty (180) days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by such Purchaser will occur no earlier than the closing of the Offering triggering the right being exercised by such Purchaser. Each of the Company and such Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event a Purchaser fails to exercise its rights provided in this Section 4.16 within said ten (10) Business Day period or, if so exercised, such Purchaser is unable to consummate such purchase within the time period specified in Section 4.16(c) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.16 by such Purchaser or which such Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to such Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed one hundred eighty (180) days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to such Purchaser in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and each Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights under this Section 4.16, including to secure any required approvals or consents.

(g) No Assignment of Rights. The rights of each Purchaser described herein shall be personal to such Purchaser and the transfer, assignment and/or conveyance of said rights from such Purchaser to any other person and/or entity (other than an Affiliate of the Purchaser) is prohibited and shall be void and of no force or effect.

4.17 Required Regulatory Capital. In the event that either of the Company or the Bank does not have regulatory capital in an amount equal or greater to, (a) if neither the Company nor the Bank is subject to a regulatory capital requirement pursuant to an enforcement action issued by a bank regulatory authority, the amount necessary for the Company (if applicable) or the Bank to be deemed to be “well capitalized,” as such term is defined in the applicable state and federal rules and regulations, or, (b) if either the Company or the Bank is subject to a regulatory capital requirement pursuant to an enforcement action issued by a bank regulatory authority, the amount necessary for the Company and/or the Bank to be in compliance with any capital requirements imposed by any bank regulatory authority, as applicable, pursuant to such enforcement action (including, without limitation, the existing formal agreement between the Office of the Comptroller of the Currency (the “OCC”) and the Bank and the previously-disclosed individual minimum capital ratios (“IMCR”)) (the greater of the amount in either (a) or (b), the “Required Regulatory Capital”), the Company agrees to use commercially reasonable efforts to ensure that each of the Company and the Bank is in compliance with the Required Regulatory Capital as soon as practicable, either promptly through commencing a capital raise or other means that are reasonably anticipated to restore compliance with Required Regulatory Capital. Required Regulatory Capital shall be measured as of any fiscal quarter end beginning on the quarter in which the Closing Date occurs, and the requirements of this Section 4.17 shall apply for a period three (3) years after the date hereof, or any such shorter periods as specified in any regulatory enforcement action or otherwise required by the applicable regulatory authority.

4.18 Asset Resolution Plan. The Lead Investor and Castle Creek shall have up to thirty (30) calendar days after the Closing Date to identify specific assets (the “Work-Out Assets”), and the Lead Investor, Castle Creek and the Company shall work together to identify the Work-Out Assets and develop an asset resolution plan (the “Asset Resolution Plan”) with respect to them. The Company shall adopt the mutually agreeable (to the Lead

Investor and Castle Creek) Asset Resolution Plan within thirty (30) calendar days after the Work-out Assets are identified. The Asset Resolution Plan shall require the Company to accelerate its work-out strategy with respect to the Work-Out Assets, and provide for the disposition, work out, upgrade or other resolution of them within eighteen (18) months of the Closing Date, based upon the additional capital raised in the transaction. The Asset Resolution Plan shall require that, promptly upon its adoption, the Company write-down or charge-off the Work-Out Assets, or increase the specific credit loss reserves relating to them to account for any change in the work-out strategy with respect to each such asset; provided, however, that any write-down, charge-off or increase to credit loss reserves must comply with GAAP and applicable regulatory guidance. In no event shall the Company be required to accelerate its work-out strategy to a degree that would result in an immediate pre-tax charge that exceeds $30 million. In developing the Asset Resolution Plan with the Company, neither the Lead Investor nor Castle Creek shall be deemed to be acting as agent of any other Purchaser and neither the Lead Investor nor Castle Creek shall have any duties or obligations to any other Purchaser, nor will any other Purchaser have any rights to enforce the Asset Resolution Plan.

4.19 Stockholders Meeting. The Company and the Board of Directors shall (a) call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approvals (the “Stockholders Meeting”) as soon as practicable after the date of this Agreement but in any event within the following times: (i) the Company shall file a preliminary proxy statement (the “Proxy Statement”) with the Commission no later than twenty (20) days following the date of this Agreement; (ii) the Company shall mail the Proxy Statement within fifteen (15) days of filing with the Commission (or within thirty (30) days if any comments are made by the Commission); (iii) the Company shall hold the Stockholders Meeting within forty-five (45) days of mailing the Proxy Statement; (b) use its commercially reasonable efforts to obtain the Stockholder Approvals, including by communicating to Company stockholders its recommendation in favor of the Stockholder Approvals (and including such recommendation in the Proxy Statement); and (c) adjourn or postpone the Stockholder Meeting if, as of the time for which the Stockholder Meeting is originally scheduled, there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting, or if on the date of such Stockholder meeting the Company has not received proxies representing a sufficient number shares necessary to obtain the Stockholder Approvals. Upon request by any Purchaser, the Company agrees to provide a draft copy of the Proxy Statement and to provide copies of any Commission comment letters and proposed responses, in each case within one (1) Business Day following receipt of at least one (1) Business Day prior to filing or submission, as the case may be.

4.20 Castle Creek Board Representatives.

(a) Effective as of the Closing, the Company will cause two individuals designated by Castle Creek (the “Board Representatives”) to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, and the board of directors of the Bank (the “Bank Board”), subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Bank; provided that Castle Creek’s right to designate two Board Representatives will continue only so long as Castle Creek, together with its Affiliates, in the aggregate owns at least 9.9% of the Common Stock then outstanding (the “9.9% Interest”), and, in the event that Castle Creek, together with its Affiliates, in the aggregate owns less than the 9.9% Interest but at least 4.9% of the Common Stock then outstanding (the “Minimum Ownership Interest”), Castle Creek shall have the right to designate one Board Representative for so long as it continues to have the Minimum Ownership Interest. So long as Castle Creek, together with its Affiliates, has a 9.9% Interest or the Minimum Ownership Interest in accordance with the preceding sentence, the Company will recommend to its shareholders the election of the Board Representative(s) to the Board of Directors at the Company’s annual meeting of shareholders, subject to satisfaction of all legal requirements regarding service and election or appointment as a director of the Company. Without limiting Section 4.20(g), if Castle Creek no longer has the Minimum Ownership Interest, Castle Creek will have no further rights under Section 4.20(a) through (b), and, at the written request of the Board of Directors following such time as it no longer has a 9.9% Interest or a Minimum Ownership Interest, respectively, shall use commercially reasonable efforts to cause the Board Representative(s) to resign from the Board of Directors and the Bank Board as promptly as possible thereafter.

(b) Subject to applicable law and Section 4.20(a), each of the Board Representatives shall be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its reasonable best efforts to have each of the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representatives to the same extent as it does for any of its other Company nominees to the Board of Directors. The Company shall ensure that the Board of Directors and the Bank Board shall each have at least eleven (11) members for so long as Castle Creek shall have the right to appoint the Board Representatives.

(c) Subject to Section 4.20(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of one of the Board Representatives, Castle Creek shall have the right to designate the replacement for such Board Representative. The Board of Directors and the Bank Board shall use their reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being one of the Company’s nominees to serve on the Board of Directors and the Bank Board), using reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors, as the case may be.

(d) Each of the Board Representatives shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as other directors on the Board of Directors or the Bank Board, as applicable, and shall be entitled to monthly reimbursement for documented out-of-pocket expenses incurred in attending meetings of the Board of Directors, or any committee thereof in accordance with the policies of the Company or the Bank, as applicable. The Company and the Bank shall notify the Board Representatives of all regular meetings and special meetings of the Board of Directors and the Bank Board and of all regular and special meetings of any committee of the Board of Directors and the Bank Board. The Company and the Bank shall provide the Board Representatives with copies of all notices, minutes, consents and other material that it provides to all members of the Board of Directors and the Bank Board, respectively, at the same time such materials are provided to the other respective members.

(e) The Company acknowledges that the Board Representatives may have certain rights to indemnification, advancement of expenses and/or insurance provided by Castle Creek and/or its respective Affiliates (collectively, the “Castle Creek Indemnitors”). The Company hereby agrees that, with respect to a claim by a Board Representative for indemnification arising out his or her service as a director of the Company or the Bank, (1) the Company is the indemnitor of first resort (i.e., its obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to members of the Board of Directors or the Bank Board, as applicable) are primary and any obligation of the Castle Creek Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative are secondary), and (2) the Castle Creek Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Board Representatives against the Company.

(f) In addition to the foregoing, the Company will reimburse Castle Creek and its Affiliates for all fees and expenses arising out of or related to the Board Representatives’ travel to monthly meetings of the Board of Directors and the Bank Board.

(g) To the extent that Castle Creek no longer maintains the 9.9% Interest or the Minimum Ownership Interest, its rights under this Section 4.20 with respect to such Board Representative(s) shall be deemed assigned to the Lead Investor without further action by any party; provided, however, that such rights shall not be assigned to the Lead Investor if the Lead Investor does not then hold the 9.9% Interest or the Minimum Ownership Interest, respectively, in accordance with Section 4.20(a).

4.21 Lead Investor Board Representative. The Lead Investor may, but shall not be required to, request a designated individual to serve on the Board of Directors and the Bank Board. To the extent the Lead Investor requests such board representation in writing to the Company, the Company will cause such designated individual to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, and to the Bank Board, subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Bank; provided that the Lead Investor’s right to designate such board representative will continue only so long as the Lead Investor owns at least the Minimum Ownership Interest. If the Lead Investor exercises his right to designate a board representative, the Lead Investor will have rights coextensive with those set forth in Section 4.20(b) and (c) with respect to the continuing service of such board representative. At any time a board representative designated by the Lead Investor is serving on the Board of Directors and/or the Bank Board, such representative shall have rights to compensation and indemnification not less favorable than to which the Board Representatives are or would be entitled under Section 4.20 regardless of whether a Board Representative is currently serving. The Lead Investor’s rights under this Section 4.21 shall terminate at such time as the Lead Investor no longer owns the Minimum Ownership Interest.

4.22 Board Composition. In connection with the first annual meeting of shareholders of the Company first following the Closing, the Company and the Bank will take appropriate actions to reduce the number of directors serving on the Board of Directors and the Bank Board to no more than twelve (12) directors, including the two (2) Board Representatives designated by Castle Creek; provided, however, that if the Lead Investor has designated a board representative pursuant to Section 4.21, the size of the Board of Directors and the Bank Board will be reduced to no more than thirteen (13), including the two (2) Board Representatives designated by Castle Creek and the board representative designated by the Lead Investor pursuant to Section 4.21.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Shares and Warrants at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or with references to Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) No Threatened Orders. No bank regulatory authority shall have threatened orally or in writing or otherwise informed the Company or any of its Subsidiaries that it is contemplating any cease-and-desist or other order or enforcement action, except to the extent that such action would not result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries shall have been threatened orally or in writing or otherwise informed by any bank regulatory authority that it intends to assess a civil money penalty against the Company or any of its Subsidiaries.

(e) Consents. The Purchaser and the Company shall have obtained in a timely fashion all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals and Regulatory Approvals), all of which shall be and remain so long as necessary in full force and effect (and, with respect to the Regulatory Approvals, which shall not contain any Materially Burdensome Regulatory Condition).

(f) Stockholder Approval. The Stockholder Approvals shall have been obtained and adopted and the Articles Amendment shall have been duly filed with the VSCC and shall be in full force and effect.

(g) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h) Listing. The Shares and the Warrant Shares shall have been authorized for listing on the NYSE American market, subject to official notice of issuance.

(i) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(j) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(k) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (d) and to the current capitalization of the Company as of the Closing Date in the form attached hereto as Exhibit G.

(l) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.19 herein.

(m) Offering Amount. Purchasers shall have remitted an aggregate of not less than $130 million in Subscription Amounts to the Company (including not less than $3.1 million in aggregate Subscription Amounts remitted by directors and executive officers of the Company).

(n) Required Regulatory Capital. The Bank shall have regulatory capital in an amount equal or greater to the Required Regulatory Capital, as measured as of the month end immediately preceding the Closing Date and as calculated on Schedule RCR, as adjusted (i) on a pro forma basis after taking into account the Subscription Amounts hereunder for which all conditions precedent under Section 5.2 have been satisfied (and assuming that 100% of the net proceeds are contributed to the Bank) and (ii) to accrue for all expenses and one-time charges reasonably expected to occur in connection with the transactions contemplated by this Agreement to the extent not already reflected in the Company’s or the Bank’s financial statements.

(o) VCOC Letter Agreement. With respect to Castle Creek only, the Company and Castle Creek shall have executed and delivered the VCOC Letter Agreement.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Shares and Warrants at the Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Purchaser and the Company shall have obtained in a timely fashion all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals and Regulatory Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Stockholder Approval. Subject to Section 4.19, the Stockholder Approvals shall have been obtained and adopted and the Articles Amendment shall have been duly filed with the VSCC and shall be in full force and effect.

(f) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(g) Listing. The Shares and the Warrant Shares shall have been authorized for listing on the NYSE American market, subject to official notice of issuance.

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.19 herein.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay the full fees and expenses of an operational efficiency analysis by Castle Creek Compass, to be completed prior to the Closing, provided that such fees and expenses shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Confidential Supervisory Information. The parties acknowledge and agree that no party shall disclose confidential supervisory information (including information identified in 12 C.F.R. Part 4, 12 C.F.R. Part 261 Subpart C and Va. Code § 6.2-904(A)) of a governmental authority in connection herewith to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. However, the inability of any party to disclose confidential supervisory information shall not relieve any party from liability for any inaccurate representations or warranties or any other misstatements or omissions in connection with this Agreement and the transactions contemplated hereby.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 6.4 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 6.4 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Blue Ridge Bankshares, Inc.
1807 Seminole Trail
Charlottesville, Virginia 22901
Telephone No.: (804) 518-2680
Facsimile No.: (540) 743-5536
Attention: G. William Beale
E-mail: William.Beale@mybrb.bank

With a copy to:	Williams Mullen
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
Telephone No.: (804) 420-6000
Facsimile No.: (804) 420-6507
Attention: Scott H. Richter
Lee G. Lester
E-mail: srichter@williamsmullen.com
llester@williamsmullen.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Securities still held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) the Placement Agent is an intended third party beneficiary of Article III hereof and (ii) each Purchaser Indemnified Party is an intended third party beneficiary of Section 4.8.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.10 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsels have chosen to communicate with the Company through Troutman Pepper, counsel to the Placement Agent. Each Purchaser acknowledges that Troutman Pepper has rendered legal advice to the Placement Agent and not to such Purchaser in connection with the transactions contemplated hereby, and that each such Purchaser has relied for such matters on the advice of its own respective counsel.

6.19 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.19 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. This Agreement may also be terminated by any Purchaser in the event that the Company or any of its Subsidiaries becomes subject to a regulatory enforcement action that has or would reasonably be expected to have a Material Adverse Effect. Nothing in this Section 6.19 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.19, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.19, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

(b) Notwithstanding anything to the contrary in this Agreement (including Section 6.19(a)), if and to the extent the Lead Investor terminates its obligations, or otherwise fails to close, under this Agreement, then any Purchaser will have the right to terminate this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE RIDGE BANKSHARES, INC.

By:	/s/ G. William Beale
Name: G. William Beale
Title: President and Chief Executive Officer

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount): $_____________

Number of Shares to be Acquired:

Underlying Shares Subject to Warrant: ________________

(___% of the number of Shares to be acquired)

Tax ID No.: ____________________

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions:
(if different than above) c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

EXHIBITS:

A:	Form of Warrant
B:	Form of Registration Rights Agreement
C-1:	Accredited Investor Questionnaire
C-2:	Stock Certificate Questionnaire
D:	Form of Opinion of Company Counsel
E:	Form of Irrevocable Transfer Agent Instructions
F:	Form of Secretary’s Certificate
G:	Form of Officer’s Certificate
H:	Form of Lock-Up Agreement
I:	List of Directors and Executive Officers Executing Lock-Up Agreements
J:	VCOC Letter Agreement

SCHEDULES:

1.1	Definitions
3.1(a)	Subsidiaries
3.1(e)	Filings, Consents and Approvals
3.1(f)	Issuance of Shares
3.1(g)	Capitalization
3.1(j)	Material Changes
3.1(k)	Litigation
3.1(m)	Compliance
3.1(o)	Regulatory Matters
3.1(y)	Registration Rights

EXHIBIT A

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

BLUE RIDGE BANKSHARES, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. [•]	Original Issue Date: [•], 2024

Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), hereby certifies that, for value received, [•] or [its] [his] permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [•]1 shares of common stock, no par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $2.50 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on [•], 20292 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated December 21, 2023 by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such Warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to the restrictions on transfer set forth in Section 4.1 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment

[1]	Insert number of shares equal to the product of (x) the number of shares purchased by investor per SPA times (y) 0.50.
[2]	Insert 5-year anniversary date of the Original Issue Date.

attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b)–(g) of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 3.2(b)–(g) of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

(b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. Other than in connection with the Rights Offering (as defined in the Purchase Agreement), if the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding the foregoing, in the event of a Fundamental Transaction that, is (1) a transaction where the consideration paid to the holders of the Common Stock consists of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on the New York Stock Exchange, the NYSE American exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the successor entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. For purposes hereof, “Black Scholes Value” means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of (A) sixty percent (60%) and (B) the one hundred (100) day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately prior to the announcement of the Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Subsequent Equity Sales.

(i) Except as provided in paragraph (e)(iii) of this Section 9, if and whenever the Company shall issue or sell, or is, in accordance with any of paragraphs (e)(ii)(1) through (e)(ii)(7) of this Section 9, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price = (A x B) + D
A+C

where

“A” equals the Common Stock Deemed Outstanding immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the aggregate number of shares of Common Stock issued or deemed issued hereunder in such Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price immediately prior to such Trigger Issuance.

For purposes of this paragraph (e), “Common Stock Deemed Outstanding” shall mean, at any given time, the sum of (I) the number of shares of Common Stock actually outstanding at such time, plus (II) the number of shares of Common Stock issuable upon exercise of Options (as defined in paragraph (e)(ii)(1) of this Section 9) actually outstanding at such time, plus (III) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities (as defined in paragraph (e)(ii)(1) of this Section 9) actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

(ii) For purposes of this paragraph (e), the following paragraphs (e)(ii)(1) to (e)(ii)(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security directly or indirectly convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of paragraph (e). No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (e)(ii)(1) of this Section 9, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (e)(ii)(1) or (e)(ii)(2), or the rate at which Convertible Securities referred to in paragraphs (e)(ii)(1) or

(e)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4) Stock Dividends. Subject to the provisions of this paragraph (e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black Scholes Option Pricing Model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company prior to the date hereof, (ii) the grant of options, warrants, Common Stock or other Common Stock Equivalents (but not including any amendments to such instruments) under any duly authorized Company stock option plan, restricted stock plan or other equity compensation plan, dividend reinvestment plan, or stock purchase plan, whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, (iii) the issuance of securities in connection with a Strategic Transaction, (iv) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 9, (v) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act, or (vi) the issuance or sale (or deemed issuance or sale) of the Warrants, and the issuance of Common Stock in respect thereof (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues shares of Common Stock to a Person that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders.

(iv) Trading Market Limitation. Upon any adjustment to the Exercise Price pursuant to paragraph (e)(i) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 9 of this Warrant. Notwithstanding any other provisions in this Section 9 to the contrary, if a reduction in the Exercise Price pursuant to paragraph (e)(i) of this Section 9 would require the Company to obtain stockholder approval of the transactions contemplated by the Purchase Agreement pursuant to the applicable rules of the Company’s Principal Trading Market and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, that no notice shall be required if information is disseminated in a press release or document furnished or filed with the Commission; and provided, further, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date there is not an effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11. [Limitations on Exercise.3 Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group

[3]	Percentages may need to be revised for certain purchasers. Paragraph 11 to be omitted from Lead Investor’s and Castle Creek’s Warrant.

status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, the Holder may waive the provisions of this Section 11 (but such waiver will not affect any other holder) to change the beneficial ownership limitation to 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 11 shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.999% limitation to such 9.999% limitation, the beneficial ownership limitation may not be further waived by such Holder.]

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in the Purchase Agreement prior to 5:00 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address, facsimile number and e-mail address of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two (2) Trading Days’ prior notice to the other Persons in accordance with this Section 13.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be required from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

BLUE RIDGE BANKSHARES, INC.

By:
G. William Beale
President and Chief Executive Officer

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

[(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.]4

Dated:____________________

Name of Holder: ___________________________

By:__________________________________
Name: _______________________________
Title: _______________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

[4]	To be omitted from Exercise Notices for Lead Investor and Castle Creek.

SCHEDULE 2

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto      (the “Transferee”) the right represented by the within Warrant to purchase      shares of Common Stock of Blue Ridge Bankshares, Inc. (the “Company”) to which the within Warrant relates and appoints      attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2024, by and among Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), and the several purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of December 21, 2023, between the Company and each Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 6(d).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any securities into which such common stock may hereinafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Cutback Shares” has the meaning set forth in Section 2(c).

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the ninetieth (90th) calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the one hundred twentieth (120th) calendar day following the Closing Date); provided, however, that if the Company is notified by the Commission that the Initial Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Event” has the meaning set forth in Section 2(c).

“Event Date” has the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” has the meaning set forth in Section 3(i).

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the thirtieth (30th) calendar day following the Closing Date, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Liquidated Damages” has the meaning set forth in Section 2(c).

“Losses” has the meaning set forth in Section 5(a).

“New Registration Statement” has the meaning set forth in Section 2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the NYSE American.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Registrable Securities” means all of (i) the Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that with respect to a particular Holder, such Holder’s Shares and Warrant Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); (B) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect by counsel to the Company, addressed, delivered and acceptable to the Transfer Agent; or (C) such securities cease to be outstanding.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” has the meaning set forth in Section 2(a).

“Required Investors” has the meaning set forth in Section 6(f).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to the Purchase Agreement.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Market; provided, that in the event that the Common Stock is not listed or quoted on any Trading Market, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Warrants” means the Warrants issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not then registered on an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Required Investors may reasonably specify. The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission). Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with Securities Act Rules Compliance and Disclosure Interpretation Question 612.09. If the Commission requires a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise), second by Registrable Securities represented by holders of Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders) and third by Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Shares held by such Holders). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as commercially reasonable efforts allow (and as further allowed by the Commission), one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement, no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities

Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders and (ii) the date on which all Shares and Warrant Shares cease to be Registrable Securities (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 P.M. New York City time on a Trading Day. The Company shall notify the Holders via email of the effectiveness of a Registration Statement within 24 hours of any Registration Statement becoming or being declared effective. The Company shall file a final Prospectus with the Commission as required by Rule 424(b) and shall provide the Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall promptly inform each Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities.

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than an aggregate of thirty (30) consecutive calendar days or forty (40) calendar days (which need not be consecutive days) during any twelve (12) month period, or (iv) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such thirty (30) or forty (40) calendar day period is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to one percent (1.0%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for Liquidated Damages under this Agreement with respect to any Warrants or Warrant Shares (prior to their issuance), (2) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period, and in no event shall, the aggregate amount of Liquidated Damages (excluding Liquidated Damages payable in respect of an Event described in Section 2(c)(iv) herein) payable to a Holder exceed, in the aggregate, six percent (6%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement (and shall in no event exceed twelve percent (12%) of the aggregate purchase price paid by such Holder if there is an event described in Section 2(c)(iv) herein), and (3) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Holders pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of one and one-half percent (1.5%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement (“Cutback Shares”) from the time that it is determined that such Cutback Shares are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are due to be filed and declared effective, applying similar timing requirements as those contained in Section 2(a), as appropriately extended, as if such Remainder Registration Statement was an Initial Registration Statement, in which case the provisions of this Section 2(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted by the Commission to be included in such Remainder Registration Statement. With respect to a Holder, the Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of any Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Holder).

(d) Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than five (5) Trading Days following the date of this Agreement. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within three (3) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on any other available form.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to each Holder copies of such Registration Statement or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review and reasonable comment of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day period, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

(b) (i) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required

Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Shares or the Warrant Shares (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that, any and all such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; and provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or “Blue Sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to taxation in any jurisdiction where it is not then so subject or file a general consent to service of process in any jurisdiction.

(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book entry statements, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or book entry statements shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. For the avoidance of doubt, the Company’s rights under Section 3(c) above shall include the ability to suspend the use of any Prospectus arising from the filing of a post-effective amendment to a Registration Statement to update the Prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which suspensions may extend for the amount of time reasonably required to respond to any comments of the staff of the Commission on such amendment.

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such time as the Holder furnishes such information to the Company.

(j) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within two (2) Business Days of the request therefor.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with Section 3(j) above, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Required Investors), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or, except to the extent provided for in the Transaction Documents or provided for above in this Section 4, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or preliminary prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(d) below, to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or (C) to the extent that any such Losses arise out of the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based solely upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (A) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or (B) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such preliminary prospectus or in any amendment or supplement thereto or (C) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or (ii) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 6(c). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably determined, based upon the written advice of its counsel, that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable

Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except to the extent contemplated by the Purchase Agreement or the disclosure schedules thereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities and the Company shall not prior to the Effective Date enter into any agreement providing any such right to any of its security holders. Except to the extent contemplated by the Purchase Agreement or the disclosure schedules thereto, the Company shall not file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities other than a registration statement on Form S-8 or, in connection with an acquisition, on Form S-4 until the earlier of (i) the date that is thirty (30) days after the Initial Registration Statement or New Registration Statement, as the case may be, is declared effective or (ii) the date that all Registrable Securities held by non-affiliates are eligible for resale without volume or manner of sale restrictions under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144. For the avoidance of doubt, the Company shall not be prohibited from preparing and filing with the Commission a registration statement relating to an offering of Common Stock by existing stockholders of the Company under the Securities Act pursuant to the terms of registration rights held by such stockholder or from filing amendments to registration statements filed prior to the date of this Agreement. The provisions of this Agreement shall not impact the terms of any lock-up agreement entered into by any Purchaser for the benefit of the Company on or about the date hereof.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities that conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities (the “Required Investors”), provided that any party may give a waiver as to itself.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger, consolidation, share exchange or similar business combination transaction or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of the Required Investors. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, e-mail (including pdf or any electronic signature covered by the U.S. ESIGN Act of 2000 or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Governing Law; WAIVER OF JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with Section 6.9 of the Purchase Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Securities pursuant to the Transaction Documents has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(o) Entire Agreement. This Agreement and the Purchase Agreement (and the other Transaction Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Purchase Agreement (and the other Transaction Documents).

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BLUE RIDGE BANKSHARES, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

ANNEX A

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued to the selling stockholders and issuable upon exercise of the warrants issued to the selling stockholders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this

Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of Common Stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of shares of Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

EXHIBIT J

FORM OF VCOC LETTER AGREEMENT

BLUE RIDGE BANKSHARES, INC.

1807 SEMINOLE TRAIL

CHARLOTTESVILLE, VIRGINIA 22901

[•], 2024

Castle Creek Capital Partners VIII, L.P.

11682 El Camino Real, Suite 320

San Diego, CA 92130

Dear Sir/Madam:

Reference is made to the Securities Purchase Agreement by and among Blue Ridge Bankshares, Inc., a Virginia corporation (the “Corporation”) and the purchasers party thereto, including Castle Creek Capital Partners VIII, L.P., a Delaware limited partnership (the “VCOC Investor”), dated as of December 21, 2023 (the “Securities Purchase Agreement”), pursuant to which the VCOC Investor agreed to purchase from the Corporation shares of its common stock, no par value (the “Common Stock”). Capitalized terms used herein without definition shall have the respective meanings in the Securities Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that it shall:

•

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock or any other equity security of the Company, provide the VCOC Investor or its designated representative with the governance rights set forth in the Securities Purchase Agreement;

•

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, or any other equity security of the Company, without limitation or prejudice of any of the rights provided to the VCOC Investor under the Securities Purchase Agreement or any other agreement or otherwise, provide the VCOC Investor or its designated representative with:

(i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar quarter, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or any subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation;

(ii) consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year of the Corporation as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred and twenty (120) days after the end of such fiscal year together with an auditor’s report thereon of a firm of established national reputation; and

(iii) to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or any of its subsidiaries as soon as available;

provided, that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the United States Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

•

Make appropriate officers and directors of the Corporation, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries; and

•

If the VCOC Investor’s regular outside counsel determines in writing that other rights of consultation are reasonably necessary under applicable legal authorities promulgated after the date of this agreement to preserve the qualification of VCOC Investor’s investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), the Corporation agrees to cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies; provided that such consultation rights shall be limited to once per calendar quarter.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of California and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 000001 You may vote online or by phone instead of mailing this card. ADD 3 ADD 4 ADD 5 Online ADD 6 Go to www.investorvote.com/BRBS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/BRBS Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. To approve the issuance of shares of common stock of Blue 2. To approve an amendment to the Company’s articles of Ridge Bankshares, Inc. (the “Company”) representing more than incorporation to increase the number of authorized shares of 20% of the outstanding shares of the Company’s common stock, the Company’s common stock from 50,000,000 to 150,000,000. including upon the exercise of certain warrants to be issued by the Company, in each case, in a private placement as more fully described in the accompanying proxy statement, in accordance with the requirements of the NYSE American Company Guide. 3. To adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1 or Proposal 2. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 600225 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

The Special Meeting of Shareholders of Blue Ridge Bankshares, Inc. will be held on March 6, 2024, at 10:00 A.M. ET, virtually via the internet at meetnow.global/MV7CU5Q. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BRBS qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – Blue Ridge Bankshares, Inc. + Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — March 6, 2024 Mensel D. Dean, Larry Dees, and Vance H. Spilman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Blue Ridge Bankshares, Inc. to be held on March 6, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the undersigned shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +